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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material under §240.14a-12

Guidance Software, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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GUIDANCE SOFTWARE, INC.
215 North Marengo Avenue, Suite 250
Pasadena, CA 91101
(626) 229-9191

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 9, 2012

TO THE STOCKHOLDERS OF GUIDANCE SOFTWARE, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Guidance Software, Inc., a Delaware corporation (the "Company"), will be held on May 9, 2012 at 8:30 a.m. Pacific Time at the Hilton Pasadena, 168 South Los Robles Avenue, Pasadena, CA 91101, San Marino Room, Lobby Level, for the following purposes:

          1.     To elect six directors to hold office until the Company's 2013 Annual Meeting of Stockholders and until their successors are elected and duly qualified. Our present Board of Directors has nominated and recommends for election the following persons:

    Shawn McCreight
    Victor Limongelli
    Jeff Lawrence
    Kathleen O'Neil
    Stephen Richards
    Robert van Schoonenberg

          2.     To ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accountants for its fiscal year ending December 31, 2012.

          3.     To approve the Second Amendment to the Guidance Software, Inc. Second Amended and Restated 2004 Equity Incentive Plan.

          4.     To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

        The Board of Directors has fixed the close of business on March 13, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of the registered stockholders of record entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 215 North Marengo Avenue, Suite 250, Pasadena, California.

        Accompanying this Notice is a proxy. A copy of this proxy can be found online at http://investors.guidancesoftware.com. Whether or not you expect to be at the Annual Meeting, please complete, sign and date the enclosed proxy and return it promptly.

        If you plan to attend the Annual Meeting and wish to vote your shares personally, please RSVP to bod@guidancesoftware.com, prior to the date of the Annual Meeting.

        All stockholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors
Victor Limongelli President and Chief Executive Officer

Pasadena, California
March 23, 2012

GUIDANCE SOFTWARE, INC.
Proxy Statement
for the
Annual Meeting of Stockholders
to Be Held May 9, 2012

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 9, 2012

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed proxy is solicited on behalf of the Board of Directors (the "Board of Directors" or the "Board") of Guidance Software, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 9, 2012 at 8:30 a.m. Pacific Time (the "Annual Meeting"), or at any adjournment or postponement of the Annual Meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Hilton Pasadena, 168 South Los Robles Avenue, Pasadena, CA 91101, in the San Marino Room, Lobby Level. The Company intends to mail this proxy statement and accompanying proxy card on or about March 23, 2012 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

        The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company's stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of the Company's stock for their costs of forwarding solicitation materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

        Only holders of record of shares of our common stock or unvested shares of our restricted stock at the close of business on March 13, 2012 (the official record date) will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. At the close of business on March 13, 2012, the Company had 27,086,890 total shares of common stock and unvested shares of restricted stock that were outstanding and are entitled to vote. Each holder of record of shares of our common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the Company's outstanding shares entitled to vote are represented at the meeting, either in person or by proxy. All votes will be tabulated by the inspector of elections appointed for the meeting by the Company's Board of Directors, who will tabulate affirmative and negative votes, abstentions and broker non-votes. Votes for and against, abstentions and broker non-votes will each be counted for determining the presence of a quorum.

Broker Non-Votes

        A broker non-vote occurs when a broker submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in "street name"), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters.

Routine matters include ratification of independent registered public accountants. Non-routine matters include the election of directors and proposals to approve the Second Amendment to the Guidance Software, Inc. Second Amended and Restated 2004 Equity Incentive Plan.

Voting and Revocability of Proxies

        All valid proxies received before the Annual Meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder's choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal.

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Chief Financial Officer of the Company at the Company's principal executive offices located at 215 North Marengo Avenue, Suite 250, Pasadena, California 91101, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

QUESTIONS AND ANSWERS

Q:
Who may attend the meeting?

A:
Shareholders who are "Holders of Record" or "Beneficial Owners of Shares Held in Street Name" as of our Record Date of March 13, 2012 are entitled to attend the meeting.

Q:
What is the quorum requirement for the meeting?

A:
A majority of our outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum.

        Your shares will be counted as present at the meeting if you:

  •
  are present and entitled to vote in person at the meeting; or

  •
  have properly submitted a proxy card or voting instruction card, or voted by telephone or over the Internet.

  Both abstentions and broker non-votes (as described herein) are counted for the purpose of determining the presence of a quorum.

  Each proposal identifies the votes needed to approve or ratify the proposed action.

Q:
What proposals will be voted on at the meeting?

A:
There are three proposals scheduled to be voted on at the meeting:

1)
Election of the six nominees to the Board named in this proxy statement;

2)
Ratification of Deloitte & Touche LLP as our independent registered public accountants.

3)
Approval of the Second Amendment to the Guidance Software, Inc. Second Amended and Restated 2004 Equity Incentive Plan.

  We will also consider any other business that properly comes before the meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voter instruction card will vote the shares they represent using their best judgment.

Q:
What is the difference between a "Holder of Record" and a "Beneficial Owner of Shares Held in Street Name?"

A:
Holder of Record.    If your shares are registered directly in your name with the Company's transfer agent, Computershare Investor Services, LLC ("Computershare"), which includes shares you might hold by virtue of your participation in the Company's employee equity plan, you are considered the holder (or stockholder) of record with respect to those shares. As a holder of record, you should have received this proxy statement, our Annual Report, and a proxy card from the Company via Computershare.

  Beneficial Owner of Shares in "Street Name."    If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization acting as a nominee, then you are the beneficial owner of shares held in "street name". The organization holding your account is considered the holder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. Accordingly, you should have received this proxy statement, our Annual Report, and a vote instruction form from that organization.

Q:
What do I have to do to vote my shares?

A:
Holders of Record.    If you are a holder of record, you may vote either in person at the Meeting, via the Internet (by following the instructions provided on the proxy card), by telephone (by calling the toll free number found on the proxy card), or by mail (by filling out the proxy card and sending it back in the envelope provided).

  Street Name Holders.    If you hold your shares in "street name", you should receive a voting instruction form from your brokerage firm, bank, broker-dealer or other nominee asking you how you want to vote your shares. If you do not, you should contact your brokerage firm, bank, broker-dealer or other nominee and obtain a voting instruction form from them. You may vote either in person at the Meeting (but you must obtain a legal proxy from the organization that holds your shares), via the Internet (by following the instructions provided on the voting instruction form), by telephone (by calling the toll free number found on the voting instruction form), or by mail (by filling out the voting instruction form and sending it back in the envelope provided).

Q:
What happens if I do not give specific voting instructions?

A:
Holders of Record.    If you are a holder of record and you either (i) indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board or (ii) sign and return a proxy card without giving specific instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Meeting.

  Street Name Holders.    If you are a beneficial owner of shares held in "street name" and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote".

Q:
Which ballot measures are considered "routine" and "non-routine?"

A:
The ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for 2012 (Proposal No. 2) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2. The election of directors (Proposal No. 1) and the approval of the Second Amendment to the Guidance Software, Inc. Second Amended and Restated 2004 Equity Incentive Plan (Proposal No. 3) are considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal Nos. 1 and 3.

Q:
How can I revoke my proxy and change my vote after I return my proxy card?

A:
You may revoke your proxy and change your vote at any time before the final vote at the meeting. If you are a Holder of Record, you may do this by signing and submitting a new proxy card with a later date; by voting by telephone or by using the Internet, either of which must be completed by 11:59 p.m. Eastern Time on May 2, 2012 (your latest telephone or Internet proxy will be counted); or by attending the meeting and voting in person. Attending the meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. If you hold shares in "Street Name" through a bank or brokerage firm, you must contact that bank or firm directly to revoke any prior voting instructions.

Q:
Where can I find the voting results of the meeting?

A:
The preliminary voting results will be announced at the meeting. The final voting results will be reported in a current report on Form 8-K, which will be filed with the SEC within four business days after the meeting. If our final voting results are not available within four business days after the meeting, we will file a current report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the current report on Form 8-K within four business days after the final voting results are known to us.

PROPOSAL 1 ELECTION OF DIRECTORS
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL NOMINEES

        Our Board of Directors currently consists of seven members. Effective May 9, 2012, our Board has fixed the number of members, at six. The directors are elected at each annual meeting of stockholders and serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified. The nominees for election by the stockholders are Shawn McCreight, Victor Limongelli, Jeff Lawrence, Kathleen O'Neil, Stephen Richards and Robert van Schoonenberg. All nominees are current directors of the Company.

Vote Required and Board Recommendation

        To elect directors to our Board of Directors, our Bylaws require a vote of the majority of shares present in person or represented by proxy at the Annual Meeting (at which a quorum is present) and entitled to vote on the election of directors, unless there are more nominees for director than there are open directorships, in which case our Bylaws require a vote of the plurality of shares present in person or represented by proxy at the Annual Meeting (at which a quorum is present) and entitled to vote on the election of directors. Abstentions and broker non-votes will not have any effect on the outcome of this proposal. In tabulating the voting results for the election of directors, only "FOR" and "AGAINST" votes are counted. If no contrary indication is made, proxies in the accompanying form are to be voted for our Board of Directors' nominees or, in the event any of such nominees is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who shall be designated by our Board of Directors to fill such vacancy.

        The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required to approve this Proposal. Unless marked otherwise, proxies received will be voted "FOR" each nominee listed above.

 Our Board of Directors

        The information set forth below as to the nominees for director has been furnished to us by the nominees:

Nominees for Election to the Board of Directors

Name	Age	Present Position with the Company
Shawn McCreight	46	Chairman of the Board of Directors and Chief Technology Officer
Victor Limongelli	45	Director and President and Chief Executive Officer
Jeff Lawrence	54	Director
Kathleen O'Neil	59	Director
Stephen Richards	58	Director
Robert G. van Schoonenberg	65	Director

        Shawn McCreight founded Guidance Software, Inc. in November 1997 and has served as Chairman of the Board of Directors since its inception. From January 2003 to the present, he has served as Chairman and Chief Technology Officer. Prior to January 2003, he served as Founder and Chief Executive Officer. Mr. McCreight received an A.B. in Physics from the University of California at Berkeley. We believe Mr. McCreight's qualifications to sit on our Board include his extensive experience in the designing and developing of software programs and applications, including the original development of our EnCase® software and his management and industry experience which includes acting as our Chairman since the inception of the Company and our Chief Technology Officer since 2003.

        Victor Limongelli has served as Director and Chief Executive Officer since December 2007. From July 2005 to the present, he has also served as President. He served as Corporate Secretary from August 2005 until December 2007. Prior to his appointment as President, Mr. Limongelli held a number of executive positions with Guidance Software, Inc., including, Vice President of Professional Services and General Counsel from August 2004 to July 2005, and General Counsel from May 2003 to August 2004. Mr. Limongelli received an A.B. from Dartmouth College and a J.D. from Columbia University. We believe Mr. Limongelli's qualifications to sit on our Board include his over seventeen years of legal and business experience including over six years as our President.

        Jeff Lawrence has served as a member of the Board of Directors for Guidance Software, Inc. since April 2008. He is co-founder of the Common Grant Application, founder of Clivia Systems, and founder and Trustee of The Lawrence Foundation. Formerly, Mr. Lawrence served as CTO of the Network Communications Group of Intel Corporation (NASDAQ:INTC) and, previously, he was co-founder and former President & CEO of Trillium Digital Systems, prior to its acquisition by Intel Corporation in 2000. Mr. Lawrence has a B.S. in Electrical Engineering from UCLA and is a co-recipient of the Greater Los Angeles Entrepreneur of the Year award and the UCLA School of Engineering's Professional Achievement award. We believe that Mr. Lawrence's qualifications to sit on our Board include his years of software industry experience and his corporate management experience as CEO of a software company.

        Kathleen O'Neil has served as a member of the Board of Directors for Guidance Software, Inc. since December 2005 and has served as our Lead Independent Director since February 2007. She is currently the President and Chief Executive Officer for Liberty Street Advisors, LLC, where she has served since October 2001. Prior to joining Liberty Street Advisors, LLC, from January 2001 to September 2001, she served as General Manager of Global Financial Markets Infrastructure for IBM. From 1976 to 2000, Ms. O'Neil held a number of executive positions with the Federal Reserve Bank of New York. Ms. O'Neil has served on the Board of Directors of BMC Software (NASDAQ:BMC) since 2002, the Board of Directors of MetLife Bank since 2004 and the Board of Directors of the Motley Fool Independence Fund as of March 2009. Ms. O'Neil received a B.S. in Economics from John Carroll University, and received an M.B.A. from Wharton Graduate School of the University of Pennsylvania. We believe Ms. O'Neil's qualifications to sit on our Board include her expertise in finance, risk management, strategy development and corporate governance and her experience as a board member of other public companies.

        Stephen Richards has served as a member of the Board of Directors since February 2008 and, he previously served as a member of the Board from January 2006 until November 2006. He served as Chief Financial Officer of McAfee, Inc., from April 2001 until his retirement in December 2004. He also concurrently served as Chief Operating Officer from November 2001 to December 2004. Prior to that, he was Chief Online Trading Officer of E*TRADE Group, Inc. (NASDAQ:ETFC). His previous roles at E*TRADE also included: Senior Vice President, Corporate Development and New Ventures, Senior Vice President of Finance, Chief Financial Officer and Treasurer. Prior to E*TRADE, he was Managing Director and Chief Financial Officer of Correspondent Clearing at Bear Stearns & Companies, Inc., Vice President/Deputy Controller of Becker Paribas, and First Vice President/Controller of Jefferies and Company, Inc. Mr. Richards is a Certified Public Accountant and a current member of the Board of Directors of Cray Inc. (NASDAQ:CRAY). During the period of 1999-2009, he served on the Board of Directors of Tradestation Group. He received a B.A. from the University of California at Davis and a M.B.A. in Finance from the University of California at Los Angeles. We believe Mr. Richards qualifications to sit on our Board include his corporate management experience serving as an officer at other public companies and his years of providing financial and strategic expertise to public and private companies.

        Robert G. van Schoonenberg has served as a member of the Board of Directors since February 2008. He is the Former Executive Vice President, Chief Legal Officer and Secretary of the Board of

Avery Dennison Corporation (NYSE:AVY). He also served as Secretary and General Counsel at Avery Dennison for over 28 years. He is also Chairman and Chief Executive Officer of BayPoint Capital Partners, LLC, Co-Managing Partner, AmeriCap Partners, LLC, as well as a member of the Board of Directors of Ryland Group, Inc.( NYSE:RYL). During the period of 2008-2011, he served on the Board of Directors of Altair Nanotechnologies, Inc. (NASDAQ:ALTI). Mr. van Schoonenberg received his J.D. degree from University of Michigan School of Law, his M.B.A. from the University of Wisconsin at Madison and his undergraduate degree from Marquette University. Mr. van Schoonenberg also serves on the Board of Trustees for Southwestern University School of Law. We believe Mr. van Schoonenberg's qualifications to sit on our Board include his twenty-eight years of corporate management and corporate governance experience as an officer of a large global public company and his experience as a board member of other public and private companies.

        Shawn McCreight, Victor Limongelli, Jeff Lawrence, Kathleen O'Neil, Stephen Richards and Robert van Schoonenberg are each party to the Company's form of Indemnification Agreement.

Board Committees and Meetings

        During the fiscal year ended December 31, 2011, the Board of Directors held ten meetings. The Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. Kathleen O'Neil is our Lead Independent Director.

        The current members of our Audit Committee are Stephen Richards, Kathleen O'Neil and Robert van Schoonenberg. Mr. Richards serves as the Chair of our Audit Committee. We believe that Mr. Richards, Ms. O'Neil and Mr. van Schoonenberg each qualify as Audit Committee financial experts, as defined in the rules of the Securities and Exchange Commission ("SEC"). The Audit Committee oversees our corporate accounting and financial reporting process and the audits of our financial statements. It evaluates the independent registered public accountants' qualifications, independence and performance, determines the engagement of the independent registered public accountants, approves the retention of the independent registered public accountants to perform any proposed permissible non-audit services, monitors the rotation of partners of the independent registered public accountants on our engagement team as required by law, reviews our critical accounting policies and estimates, and discusses with management and the independent registered public accountants the results of the annual audit and the reviews of our quarterly financial statements. The Audit Committee reviews and evaluates, at least annually, the performance of the Audit Committee and its members, including compliance with its charter. The Audit Committee held eight meetings during the fiscal year ended December 31, 2011. All members of the Audit Committee are independent (as independence is defined in the NASDAQ Listing Rules). The Audit Committee acts pursuant to a written charter.

        The current members of our Compensation Committee are Robert van Schoonenberg, Marshall Geller, Jeff Lawrence and Stephen Richards, each of whom is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Mr. van Schoonenberg is the current chair of our Compensation Committee. The Compensation Committee has sole authority to determine our CEO's compensation, and reviews and approves all compensation for all directors and for the executive officers, including any employment agreement, change in control arrangement, or severance arrangement for each executive officer. The Compensation Committee also administers the issuance of stock options and other awards under our stock plans. The Compensation Committee reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance with its charter. The Compensation Committee held five meetings during the fiscal year ended December 31, 2011. All members of the Compensation

Committee are independent (as independence is defined in the NASDAQ Listing Rules). The Compensation Committee acts pursuant to a written charter.

        The current members of our Nominating and Governance Committee, referred to henceforth as the "Nominating Committee," are Kathleen O'Neil, Robert van Schoonenberg, Jeff Lawrence and Marshall Geller. Ms. O'Neil is the current chair of the Nominating Committee. The Nominating Committee identifies prospective board candidates, recommends nominees for election to our Board of Directors and provides oversight in the evaluation of our Board of Directors. The Nominating Committee reviews and evaluates, at least annually, the performance of the Nominating Committee and its members, including compliance with its charter and oversees the evaluation process of the Board and its committees. The Nominating Committee held five meetings during the fiscal year ended December 31, 2011. All members of the Nominating Committee are independent (as independence is defined in the NASDAQ Listing Rules). The Nominating Committee acts pursuant to a written charter.

        During the fiscal year ended December 31, 2011, each member of the Board of Directors attended 75% or more of the aggregate number of the meetings of the Board of Directors and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively. Each of our directors attended the Company's 2011 Annual Meeting of Stockholders.

2011 Director Committee Membership

Member	Board	Audit	Compensation	Nominating
Shawn McCreight	X
Victor Limongelli	X
Marshall Geller	X		X	X
Jeff Lawrence	X		X	X
Kathleen O'Neil	X	X		Chair
Stephen Richards	X	Chair	X
Robert van Schoonenberg	X	X	Chair	X
Total Meetings in Fiscal Year 2011	10	8	5	5

Director Nominations

        The Nominating Committee evaluates and recommends to the Board of Directors director nominees for each election of directors.

        In fulfilling its responsibilities, the Nominating Committee considers the following factors:

  •
  the appropriate size of the Board of Directors and its committees;

  •
  personal and professional integrity, ethics and values;

  •
  experience in corporate management, such as serving as an officer or former officer of a publicly-held company;

  •
  experience in the Company's industry;

  •
  experience as a board member of another publicly-held company;

  •
  academic experience in an area of the Company's operations;

  •
  practical and mature business judgment;

  •
  applicable regulatory and securities exchange requirements; and

  •
  other criteria or qualifications relevant to the execution of future Company operational or strategic plans.

        The Nominating Committee's goal is to have a diverse Board of Directors, which for the Company means assembling a group of directors that brings to the Company a variety of perspectives, backgrounds and skills derived from high quality business and professional experience. In doing so, the Nominating Committee may also consider candidates with appropriate non-business backgrounds.

        Other than the foregoing factors, there are no stated minimum criteria for director nominees. However, the Nominating Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Nominating Committee does, however, recognize that under applicable regulatory requirements at least one member of the Board of Directors must, and believes that it is preferable that more than one member of the Board of Directors should, meet the criteria for an "audit committee financial expert" as defined by SEC rules. In addition, the Nominating Committee recognizes that it must maintain compliance with NASDAQ Listing Rule 5605(b)(2), which require that at least a majority of the members of the Board of Directors meet the definition of "independent director," as defined in NASDAQ Listing Rule 5605(a)(2). The Nominating Committee also believes it appropriate for the Company's Chief Executive Officer to participate as a member of the Board of Directors.

        The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nominating Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Nominating Committee. Research may also be performed to identify qualified individuals. If the Nominating Committee believes that the Board of Directors requires additional candidates for nomination, the Nominating Committee may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.

        The Nominating Committee will evaluate any recommendation for a director nominee proposed by a stockholder who (i) has continuously held at least 1% of the outstanding shares of the Company's common stock for at least one year by the date the stockholder makes the recommendation and (ii) undertakes to continue to hold the common stock through the date of the meeting. To be evaluated in connection with the Company's established procedures for evaluating potential director nominees, any recommendation for a director nominee submitted by a qualifying stockholder must be received by the Company no later than 120 days prior to the anniversary of the date a proxy statement was mailed to stockholders in connection with the prior year's annual meeting of stockholders, unless the date of the next annual meeting of stockholders is more than 30 days before or after the one-year anniversary of the prior Annual Meeting of Stockholders. Any stockholder recommendation for a director nominee must be submitted to the Company's Chief Executive Officer in writing at 215 North Marengo Avenue, Suite 250, Pasadena, California 91101, and must contain the following information:

  •
  a statement by the stockholder that he/she is the holder of at least 1% of the outstanding shares of the Company's common stock and that the stock has been held for at least one year prior to the date of the submission and that the stockholder will continue to hold the shares through the date of the annual meeting of stockholders;

  •
  the candidate's name, age, contact information and current principal occupation or employment;

  •
  a description of the candidate's qualifications and business experience during, at a minimum, the last five years, including his/her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed;

  •
  the candidate's resume; and

  •
  three (3) references.

        The Nominating Committee will evaluate recommendations for director nominees submitted by directors, management or qualifying stockholders in the same manner, using the criteria stated above. All directors and director nominees will submit a completed form of directors' and officers' questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating Committee.

Communications with Directors

        Individuals may communicate with the Board by contacting: Secretary to the Board of Directors, Guidance Software, Inc., 215 North Marengo Avenue, Suite 250, Pasadena, California 91101; e-mail: bod@guidancesoftware.com.

        All directors have access to this correspondence. In accordance with instructions from the Board, the Secretary to the Board reviews all correspondence, organizes the communications for review by the Board and posts communications to the full Board or individual directors, as appropriate. The Company's independent directors have requested that certain items that are unrelated to the Board's duties, such as spam, junk mail, mass mailings, solicitations, resumes and job inquiries, not be posted.

        Communications that are intended specifically for the lead independent director or the independent directors should be sent to the e-mail address or street address noted above, to the attention of the lead independent director.

Board Member Independence

        The Board of Directors has determined that, except for Shawn McCreight and Victor Limongelli, all of the members of the Board of Directors are "independent" as independence is defined in the NASDAQ Listing Rules. Mr. McCreight and Mr. Limongelli are not considered independent because they are currently employed by the Company.

Code of Ethics

        The Board of Directors has adopted a Code of Ethics that applies to all of our directors, employees and officers. The Code of Ethics contains general guidelines for conducting the business of our Company, and is intended to qualify as a "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K.

Corporate Governance Documents

        The Company's corporate governance documents, including the Audit Committee Charter, Compensation Committee Charter, Nominating and Governance Committee Charter and Code of Ethics are available, free of charge, on our website at www.guidancesoftware.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents free of charge, to any stockholder upon written request to Investor Relations, Guidance Software, Inc., 215 North Marengo Avenue, Suite 250, Pasadena, California 91101.

 Board Leadership Structure

        We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. We also have a Lead Independent Director, who, among other things, coordinates the activities of the independent directors, presides at executive sessions and other meetings at which the Chairman is not present, and serves as a liaison between the independent directors and the Chairman and the Chief Executive Officer. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board, in conjunction with the Lead Independent Director, provides guidance to the Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the Board.

Board Responsibilities

        With respect to the Board's role in risk oversight of the Company, the Board discusses the Company's risk exposures and risk management of various parts of the business, including appropriate guidelines and policies to minimize business risks and major financial risks and the steps management has undertaken to control them.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

        Our Board of Directors first approved the appointment of Deloitte & Touche LLP as our independent registered public accounting firm on March 9, 2006 and Deloitte & Touche LLP has previously audited our consolidated financial statements for the years ended December 31, 2005, 2006, 2007, 2008, 2009, 2010 and 2011.

        The Audit Committee has selected Deloitte & Touche LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2012 and has further directed that the selection of the independent registered public accountants be submitted for ratification by the stockholders at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accountants is not required by the Company's Bylaws or otherwise. However, the Board of Directors is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The Company has entered into an engagement agreement with Deloitte & Touche LLP, which agreement sets forth the terms by which Deloitte and Touche LLP will perform audit services for the Company. The engagement agreement is subject to alternative dispute resolution procedures.

        As part of its duties, the Audit Committee considers whether the provision of services, other than audit services, during the fiscal year ended December 31, 2011 by Deloitte & Touche LLP, the Company's independent registered public accountants for that period, is compatible with maintaining their independence. The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2010 and 2011 by Deloitte & Touche LLP:

	2010($)	2011($)
Audit Fees(1)	921,925	930,000

(1)
Audit fees consist of fees incurred for professional services rendered for the audit of our annual consolidated financial statements and review of the quarterly consolidated financial statements.

        Our Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accountant and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accountants in accordance with this pre-approval.

        The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required to approve this Proposal. Unless marked otherwise, proxies received will be voted "FOR" the approval of the Proposal.

Report of the Audit Committee and Other Audit Committee Matters

        The Audit Committee has recommended the engagement of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2012 and has reviewed their audit scope and plans. In reaching its recommendation, the Audit Committee considered the qualifications of Deloitte & Touche LLP and discussed with Deloitte & Touche LLP their independence, including a review of the audit and non-audit services provided by them for the Company. The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and by the Sarbanes-Oxley Act of 2002, and it received and discussed with Deloitte & Touche LLP their written independence letter issued on as required by Independence Standards Board Standard No. 1.

        In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by any independent registered public accounting firm responsible for providing an opinion on the Company's consolidated financial statements filed with the SEC. Pre-approval includes audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. In other cases, a designated member of the Audit Committee may have the delegated authority from the Audit Committee to pre-approve additional services, and then must communicate such pre-approvals to the full Audit Committee. To avoid certain potential conflicts of interest, applicable law prohibits a publicly traded company from obtaining certain non-audit services from its independent registered public accounting firm. The Company obtains these services from other service providers as needed.

        The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Guidance Software, Inc. (the "Company") has reviewed and discussed the audited financial statements for fiscal year 2011 with management, including a discussion of the quality and acceptability of the financial reporting, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements. In connection with this review and discussion, the Committee asked a number of follow-up questions of management and the independent registered public accounting firm to help give the Committee comfort in connection with its review.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board (and the Board approved) the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the SEC.

        This report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Company's proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        The foregoing report has been furnished by the Committee.

                      AUDIT COMMITTEE

                      Stephen Richards (Chair)
                      Kathleen O'Neil
                      Robert van Schoonenberg

PROPOSAL 3

APPROVAL OF THE SECOND AMENDMENT TO
THE SECOND AMENDED AND RESTATED
2004 EQUITY INCENTIVE PLAN

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
THE APPROVAL OF THE SECOND AMENDMENT TO THE SECOND AMENDED AND
RESTATED 2004 EQUITY PLAN.

  Introduction

        On March 13, 2012, subject to approval by our stockholders pursuant to this proxy statement, our Board adopted the Second Amendment (the "Second Amendment") to the Guidance Software, Inc. Second Amended and Restated 2004 Equity Incentive Plan, as amended (the "Plan"). A copy of the Second Amendment is attached to this proxy statement as Appendix 1. The Second Amendment amends the Plan to:

  •
  Increase the aggregate number of shares of our common stock available for awards under the Plan by an additional 2,500,000 shares, from 9,088,313 shares to a total of 11,588,313 shares;

  •
  Prohibit the re-pricing of stock options and the cancellation of underwater options in exchange for cash payments or other awards, without the approval of our stockholders;

  •
  Provide that shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award will count against the limit of shares available for awards under the Plan; and

  •
  Modify the initial and annual equity award grants to our non-employee directors.

        The Guidance Software, Inc. First Amended and Restated 2004 Equity Incentive Plan originally became effective on November 10, 2006, and was amended on March 17, 2008 and February 13, 2009 to provide for certain annual equity award grants to non-employee members of the Company's Board (the "Non-Employee Directors"). At the Company's 2008 Annual Meeting of Stockholders (the "2008 Annual Meeting"), the stockholders approved an amendment to the First Amended and Restated Plan that accelerated to July 1, 2008 the automatic increase in the number of shares available under the plan that was scheduled to occur on January 1, 2009. On April 22, 2010, the stockholders approved the Plan, which amended and restated the First Amended and Restated 2004 Equity Incentive Plan. The Plan was amended on April 22, 2010 by the First Amendment thereto to modify the vesting schedule of the grants of Annual Restricted Stock (as defined below) to Non-Employee Directors.

        The material features of the Plan, as amended by the Second Amendment, are described below. The description in this proposal is qualified in its entirety by reference to the full text of the Plan and the Second Amendment.

        As of February 29, 2012, grants covering approximately 5,743,875 shares were outstanding under the Plan, and 148,758 shares remained available for issuance under the Plan.

  Shares Available for Awards

        Subject to certain adjustments set forth in the Plan, the maximum number of shares of our common stock that may be subject to stock options and other awards under the Plan, without giving effect to the Second Amendment increasing the number of shares available for grant thereunder, is 9,088,313 shares. If the Second Amendment is approved by our stockholders, the maximum number of shares of our common stock that may be subject to stock options and other awards under the Plan will be increased by an additional 2,500,000 shares to 11,588,313 shares. If any shares covered by an award granted under the Plan are forfeited, or if an award expires, terminates or is canceled (other than by reason of exercise or vesting), then the shares covered by the award will again be available for grant under the Plan. Shares of restricted stock that are forfeited or repurchased by the Company at their original purchase price will become available for future grant under the Plan.

        Without giving effect to the Second Amendment, the Plan provides that shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to an award may again be available for future grants of awards. If the Second Amendment is approved, the Plan will be amended to provide that shares which are tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award will count against the limit of shares available for awards under the Plan and will not be available for future grants of awards.

  Administration

        With respect to awards granted to Non-Employee Directors, the Plan is administered by the full Board. With respect to all other awards, the Plan is administered by the Compensation Committee. In addition, the Board may at any time exercise any rights and duties of the Compensation Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act, or Section 162(m) of the Code are required to be determined in the sole discretion of the Compensation Committee. The plan administrator has the exclusive authority to administer the Plan, including, but not limited to, the power to designate participants to whom options and stock purchase rights may from time to time be granted, the types and sizes of awards, the number of awards to be granted and the number of shares of Common Stock to which an award will relate, the price and timing of awards and the acceleration or waiver of any vesting restriction.

  Re-pricing

        Without giving effect to the Second Amendment, the Plan does not include an express prohibition on the re-pricing of awards. If the Second Amendment is approved, the Plan will be amended to provide that neither our Board of Directors nor our Compensation Committee may, without the approval of our stockholders, reduce the price per share of a stock option after it is granted or cancel a stock option in exchange for cash or another award when the price per share of the option exceeds the fair market value of the underlying shares.

  Eligibility

        Employees and consultants of the Company or any parent or subsidiary corporation and members of the Board are eligible to receive stock options and stock purchase rights under the Plan. Only employees of the Company or any parent or subsidiary corporation are eligible to be granted options that are intended to qualify as "incentive stock options" under Section 422 of the Code. As of March 13, 2012, approximately 462 individuals were eligible to participate in the Plan.

  Awards

        The Plan authorizes grants to employees of the Company or any parent or subsidiary corporation of stock options that are intended to qualify as "incentive stock options" under Section 422 of the Code. The Plan also authorizes grants of non-qualified stock options and stock purchase rights to eligible employees, consultants and members of the Board. The maximum number of shares of Common Stock that may be subject to one or more awards to a participant pursuant to the Plan during any calendar year is 1,000,000.

  Stock Options

        Stock options granted under the Plan may be either incentive stock options or nonqualified stock options. The per share exercise price of stock options granted pursuant to the Plan may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. No incentive stock option may be granted to a grantee who owns more than 10% of the Company's stock unless the per share exercise price is at least 110% of the fair market value of a share of Common Stock on the date of grant.

        The plan administrator will determine the methods by which the exercise price of a stock option may be paid, the form of payment, and the methods by which shares of Common Stock are delivered or deemed delivered to the optionees. A participant may be permitted to pay the exercise price of a stock option or taxes relating to an option's exercise by delivering shares owned by the optionee or issuable upon exercise of the option. The term of a stock option is set by the plan administrator, provided that the term of the option may not be longer than ten years from the date the option is granted (or in the case of an incentive stock option granted to a grantee who owns more than 10% of the Company's stock, five years from the date of grant).

  Stock Purchase Rights

        Eligible employees, consultants and directors may be issued shares of restricted stock pursuant to the grant of stock purchase rights under the Plan. Restricted stock grants may be made in such amounts and on such terms and conditions as determined by the plan administrator. Restricted stock awards will be evidenced by a written agreement which may provide for restrictions on transferability, the right to repurchase shares upon the occurrence of certain specified events (such as a participant's termination, divorce, bankruptcy or insolvency) and such other restrictions as the plan administrator may determine. These restrictions and rights may lapse separately or in combination and at such times, pursuant to such circumstances, in such installments, or otherwise, as the plan administrator determines. In addition, any participant who exercises an "early exercise" option prior to its vesting will be issued restricted stock subject to similar restrictions.

  Performance-Based Awards

        The plan administrator may grant stock purchase rights (and issue restricted stock upon such purchase) as qualified performance-based compensation to employees who are or may be "covered employees," as defined in Section 162(m) of the Code. Such grants are intended to be performance-based awards within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes.

        With respect to any stock purchase rights or restricted stock granted as performance-based awards, and within 90 days following the commencement of any fiscal year or other designated period of service, the plan administrator shall, in writing, (a) designate one or more covered employees, (b) select the performance criteria applicable to the performance period, (c) establish the performance goals and amounts of such awards which may be earned for such performance period and (d) specify the relationship between performance criteria and the performance goals and the amounts of such awards to be earned by each covered employee for such performance period.

        Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the plan administrator for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, gross or net sales or revenue, net income (either before or after taxes and share-based compensation), adjusted net income, operating earnings or profit, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on shareholders' equity, return on assets, return on capital, shareholder returns, return on sales, gross or net profit or operating margin, productivity, expense, costs, funds from operations, margins, operating efficiency, customer satisfaction, working capital, earnings per share, adjusted earnings per share, price per share, market share, regulatory body approval for commercialization of a product, implementation or completion of critical projects, economic value, booked revenue pursuant to revenue recognition policies of the Company, and growth in deferred revenue. These performance criteria may be measured either in absolute terms by comparison to comparable performance in an earlier period(s) or as compared to results of a peer group, industry index, or other company or companies. With regard to a particular performance period, the Committee will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period.

        In determining the actual size of an individual performance-based award for a performance period, the plan administrator may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed on the date the performance-based award is paid to be eligible for a performance-based award for any period.

        Any such award will be subject to such additional terms and conditions as required by Section 162(m) of the Code.

  Non-Employee Director Grants

        Annual Restricted Stock Award.    Without giving effect to the Second Amendment, the Plan provides that commencing with the Company's first annual meeting of stockholders following its 2008 Annual Meeting, each individual who is a Non-Employee Director immediately prior to each annual meeting of stockholders and who continues to serve as a Non-Employee Director following such annual meeting will automatically be awarded, on the date of such annual meeting, a number of shares of restricted stock equal to the amount obtained by dividing (i) $75,000 by (ii) the fair market value of a share of Common Stock on the date of such annual meeting (the "Annual Restricted Stock"). Subject to the Non-Employee Director's continued service with the Company, each award of Annual Restricted Stock will vest in full upon the earlier to occur of (A) the first anniversary of the date on which such Annual Restricted Stock award was granted, and (B) the date of the Company's annual meeting of stockholders immediately following the Company's annual meeting of stockholders at which such Annual Restricted Stock award was granted. A Non-Employee Director elected for the first time to the Board at an annual meeting of stockholders will not be entitled to receive an award of Annual Restricted Stock on the date of the annual meeting at which he or she is initially elected. To the extent otherwise eligible, members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will receive, at each annual meeting of stockholders after his or her retirement from employment with the Company, an award of Annual Restricted Stock.

        Proposed Annual Restricted Stock Award.    If the Second Amendment is approved, the Plan will be amended to provide that commencing with the Company's annual meeting of stockholders at its 2012 Annual Meeting, in lieu of the Annual Restricted Stock award described above, (A) each individual who first becomes a Non-Employee Director (a "Newly Elected Non-Employee Director") at an annual meeting of stockholders and (B) each individual who is a Non-Employee Director immediately prior to each annual meeting of stockholders and who continues to serve as a Non-Employee Director following such annual meeting, in each case, will automatically be awarded, on the date of such annual meeting, a number of shares of restricted stock equal to the amount obtained by dividing (i) $80,000 by (ii) the fair market value of a share of Common Stock on the date of such annual meeting (the "Proposed Annual Restricted Stock"). Subject to the Non-Employee Director's continued service with the Company, each award of Annual Restricted Stock will vest in full upon the earlier to occur of (I) the first anniversary of the date on which such Annual Restricted Stock award was granted, and (II) the date of the Company's annual meeting of stockholders immediately following the Company's annual meeting of stockholders at which such Annual Restricted Stock award was granted. To the extent otherwise eligible, members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will receive, at each annual meeting of stockholders after his or her retirement from employment with the Company, an award of Annual Restricted Stock. For purposes of clarification, a Newly Elected Independent Director who first becomes a Non-Employee Director at an annual meeting of stockholders of the Company shall receive both a Proposed Annual Restricted Stock award and a Proposed Initial Grant (but not a Proposed Pro Rata Grant (as defined below)) on the date of such annual meeting of stockholders. A Newly Elected Independent Director who first becomes a Non-Employee Director on a date other than the date of an annual meeting of the Company's stockholders shall receive both a Proposed Initial Grant and a Proposed Pro Rata Grant (but not a Proposed Annual Restricted Stock award) on the date on which he or she initially becomes a Non-Employee Director.

        Newly Elected Non-Employee Directors—Proposed Initial Grant and Pro Rata Grant.    Commencing with the Company's annual meeting of stockholders at its 2012 Annual Meeting, in lieu of not being entitled to receive an Annual Restricted Stock award upon election to the Board for the first time as described above, each Newly Elected Non-Employee Director will automatically be awarded on the date on which such individual initially becomes a Non-Employee Director (the "Proposed Initial Grant Date") a number of shares of restricted stock equal to the amount obtained by dividing (i) $40,000 by (ii) the fair market value of a share of Common Stock on the Proposed Initial Grant Date (the "Proposed Initial Grant"). Subject to the Non-Employee Director's continued service with the Company, each Proposed Initial Grant award will vest with respect to 50% of the shares subject thereto on each of the first and second anniversaries of the date of grant.

        In addition to the Proposed Initial Grant award, commencing with the Company's annual meeting of stockholders at its 2012 Annual Meeting, each Newly Elected Non-Employee Director who first becomes a Non-Employee Director on a date other than the date of an annual meeting of stockholders will automatically be granted on the Proposed Initial Grant Date a number of shares of restricted stock equal to the product of (i) the amount obtained by dividing (A) $80,000 by (B) the fair market value of a share of Common Stock on the Proposed Initial Grant Date, multiplied by (ii) the amount obtained by dividing (x) 12 minus the number of full months that have elapsed from the immediately preceding annual meeting of stockholders of the Company to the Proposed Initial Grant Date, by (y) 12 (the "Proposed Pro Rata Grant"). Subject to the Non-Employee Director's continued service with the Company, each Proposed Pro Rata Grant award will vest in full on the date of the Company's annual meeting of stockholders immediately following the Proposed Initial Grant Date.

  Transferability of Awards

        The Plan allows the plan administrator, in its sole discretion, to grant awards that may be transferred to "family members" of the holder, within the meaning of the Securities Act, or any other transferee specifically approved by the plan administrator after taking into account any state, federal, local or foreign tax and securities laws. The Plan provides that no award may be transferable for consideration absent stockholder approval.

  Adjustment of Securities

        In the event of any distribution, change in capitalization, or corporate transaction or event that affects the Common Stock, the Compensation Committee will make proportionate adjustments to any or all of the following in order to reflect such change or event: (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which stock options or stock purchase rights may be granted under the Plan, (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding options, stock purchase rights, or restricted stock, and/or (iii) the grant or exercise price of any option or stock purchase right.

        The Committee also has the authority to take certain other actions with respect to outstanding awards in the event of a corporate transaction or change in the Company's corporate structure or capitalization, including provision for the cash-out, termination, assumption or substitution of such awards.

  Change in Control

        The Plan provides that if a change in control occurs and outstanding awards are not converted, assumed, or replaced by a successor entity, then such awards will become fully exercisable and all forfeiture restrictions on such awards will lapse at least 10 days prior to the closing of the change in control transaction. In addition, even if the awards are converted, assumed or replaced, awards granted under the Plan may, at the plan administrator's discretion, be subject to accelerated vesting in the event of a change in control, provided that the holder of the award continues to be a service provider until the change in control occurs. It has been the Company's practice to provide that awards will be subject to such accelerated vesting in full and the Company will likely continue this practice.

        The Plan generally provides that the occurrence of any of the following events will constitute a change in control under the plan: (i) a transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any "person" or related "group" of "persons" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, Shawn McCreight or The McCreight Living Trust, an employee benefit plan maintained by the Company or any of its subsidiaries or a "person" that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company's securities outstanding immediately after such acquisition; (ii) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) hereof whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office) who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company's assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction: (A) which results in the Company's voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company's assets or otherwise succeeds to the business of the Company (the Company or such person, the "Successor Entity")) directly or indirectly, at least a majority of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction, and (B) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (B) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or (iv) the Company's stockholders approve a liquidation or dissolution of the Company.

  Amendment, Modification or Termination

        The Board has the authority to suspend, terminate, or amend the Plan at any time. However, no amendment will be effective unless approved by the Company's stockholders if stockholder approval is required by law, and no action of the Board may, without stockholder approval, increase the maximum number of shares issuable under the Plan, or extend the term of the Plan. In addition, no amendment, suspension, or termination may impair any existing participant's rights under the Plan or any award without the written consent of such participant. No award may be granted under the Plan on or after November 10, 2016.

  Section 409A of the Code

        To the extent applicable, the Plan and all award agreements thereunder will be interpreted in accordance with Section 409A of the Code. In the event that the plan administrator determines that any award may be subject to Section 409A of the Code, the Plan and any applicable awards may be modified to exempt the awards from Section 409A of the Code or comply with the requirements of Section 409A of the Code.

  Federal Income Tax Aspects of Awards under the Plan

        The following is a summary of the material U.S. federal income tax consequences to the Company and to recipients of stock options and stock purchase rights. The summary is based on the Code and the U.S. Treasury regulations promulgated under the Code in effect as of the date of this proxy statement, all of which are subject to change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to recipients of awards under the Plan. The laws governing the tax aspects of these awards are highly technical and such laws are subject to change. Different tax rules may apply to specific participants and transaction under the Plan, particularly in jurisdictions outside the United States.

        Stock Options.    If a stock option qualifies for incentive stock option treatment, the optionee will recognize no income upon grant or exercise of the option, except that at the time of exercise, the excess of the then fair market value of the Common Stock over the exercise price will be an item of tax preference for purposes of the alternative minimum tax. If the optionee holds the shares for more than two years after grant of the option and more than one year after exercise of the option, upon an optionee's sale of his or her shares of Common Stock, any gain will be taxed to the optionee as capital gain. If the optionee disposes of his or her shares of Common Stock prior to the expiration of one or both of the above holding periods, the optionee generally will recognize ordinary income in an amount measured as the difference between the exercise price and the lower of the fair market value of the Common Stock at the exercise date or the sale price of the Common Stock. Any gain recognized on such a disposition of the Common Stock in excess of the amount treated as ordinary income will be characterized as capital gain. The Company will be allowed a business expense deduction to the extent the optionee recognizes ordinary income, subject to Sections 162(m) and 280G of the Code.

        An optionee will not recognize any taxable income at the time the optionee is granted a nonqualified stock option. However, upon exercise of the option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of the Common Stock over the exercise price, and the Company will be entitled to a corresponding deduction at the time of exercise, subject to Sections 162(m) and 280G of the Code. Upon an optionee's sale of such shares, any difference between the sale price and fair market value of such shares on the date of exercise will be treated as capital gain or loss and will qualify for long-term capital gain or loss treatment if the Common Stock has been held for at least the applicable long-term capital gain period (currently 12 months).

        Stock Purchase Rights.    Generally, a participant will not be taxed upon the grant of a stock purchase right or the issuance of restricted stock that is subject to a "substantial risk of forfeiture," within the meaning of Section 83 of the Code, until such time as the restricted stock is no longer subject to the substantial risk of forfeiture. At that time, the participant will generally recognize ordinary income, and the Company will be entitled to a corresponding deduction, equal to the difference between the fair market value of the Common Stock and the amount the participant paid, if any, for such restricted stock. However, the recipient of restricted stock under the plan may make an election under Section 83(b) of the Code to be taxed with respect to the restricted stock as of the date of transfer of the restricted stock rather than the date or dates upon which the restricted stock is no longer subject to a substantial risk of forfeiture and the participant would otherwise be taxable under Section 83 of the Code.

        Section 162(m) of the Code.    In general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1,000,000 million (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any taxable year of the corporation. However, under Section 162(m) of the Code, the deduction limit does not apply to certain "qualified performance-based compensation."

        The Plan permits the Compensation Committee to grant stock options and other awards which will qualify as "qualified performance-based compensation." The Plan also allows the plan administrator to make awards that would not be performance-based for purposes of the exemption from the limitations of Section 162(m) of the Code, and nothing precludes the plan administrator from making any payments or granting any awards that do not qualify for tax deductibility under Section 162(m) of the Code.

        Section 280G of the Code.    Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Code to the extent that such payments, when aggregated with other payments subject to Section 280G of the Code, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by the Company and are subject to an excise tax of 20% payable by the recipient.

  New Plan Benefits

        The number of awards that the Company's executive officers and other employees may receive under the Plan is in the discretion of the plan administrator and therefore cannot be determined in advance. As described above, effective on the date of this Annual Meeting Non-Employee Directors are entitled to receive an annual award of restricted stock with a value of $80,000 for their service on our Board.

        Certain tables below under the general heading "Executive Compensation," including the Summary Compensation Table, Grants of Plan-Based Awards Table, Outstanding Equity Awards at Fiscal Year End Table, Option Exercises and Stock Vested Table, and Equity Compensation Plan Information Table, set forth information with respect to prior awards granted to the Company's individual named executive officers under the Plan. In addition, the table below sets forth the estimated awards expected to be made under the Plan to our Non-Employee Directors during 2011. Except with respect to the annual equity grants made to our Non-Employee Directors as described above, awards under the Plan are subject to the discretion of the Compensation Committee, and the Compensation Committee has not made any determination with respect to future grants to any persons under the Plan as of the date of this proxy statement. Therefore, it is not possible to determine the future benefits that will be received by participants, except for the grants to Non-Employee Directors.

 New Plan Benefits
Under Second Amended and Restated 2004 Equity Incentive Plan
in Fiscal Year 2011
(as amended by the Second Amendment)

Name	Dollar Value ($)		Number of Shares/Units Covered by Awards
Victor Limongelli, President, Chief Executive Officer and Director		(1)		(1)
Barry Plaga, Chief Financial Officer		(1)		(1)
Larry Gill, Senior Vice President, Worldwide Sales		(1)		(1)
Mark Harrington, General Counsel and Corporate Secretary		(1)		(1)
Rasmus van der Colff, Vice President, Finance and Chief Accounting Officer		(1)		(1)
All current executive officers as a group		(1)		(1)
All current directors who are not executive officers as a group	$400,000	(2)		(1)
All employees who are not executive officers as a group		(1)		(1)

(1)
Not determinable at this time.

(2)
Assumes effective date of May 9, 2012 upon approval of the Second Amendment to the Plan by our stockholders, that each Non-Employee Director will receive an annual grant of restricted stock with a value of $80,000.

        The following table provides information as of March 13, 2012, with respect to awards granted under the Plan to our individual named executive officers, directors and other groups since the inception of the Plan in 2004.

Awards Granted Under Second Amended and Restated 2004 Equity Incentive Plan
Since Inception of Plan Through March 13, 2012

Name and Position	Number of Shares Underlying Option Grants	Number of Restricted Stock Grants
Victor Limongelli, President, Chief Executive Officer and Director	1,119,154	358,300
Barry Plaga, Chief Financial Officer	125,000	179,501
Larry Gill, Senior Vice President, Worldwide Sales	60,000	115,881
Mark Harrington, General Counsel and Corporate Secretary	110,000	86,386
Rasmus van der Colff, Vice President, Finance and Chief Accounting Officer	22,000	69,691
All Current Executive Officers as a Group	1,436,154	809,759
All Directors Who Are Not Executive Officers as a Group	204,800	237,025
Shawn McCreight, Director and Chief Technology Officer	—	—
Marshall Geller, Director	40,000	48,905
Jeff Lawrence, Director	40,000	41,405
Kathleen A. O'Neil, Director	44,800	48,905
Stephen Richards, Director(1)	80,800	48,905
Robert van Schoonenberg, Director	40,000	48,905
All Employees Who Are Not Executive Officers as a Group	6,283,441	3,817,119

(1)
Mr. Richards was previously elected to the Board of Directors on January 1, 2006 and during his term was granted a stock option to purchase 40,800 shares. Upon his resignation from the Board on November 10, 2006, such option grant was cancelled. Upon his re-appointment to the Board on February 15, 2008, Mr. Richards received another option grant to purchase 40,000 shares.

  Required Vote for Approval and Recommendation of the Board of Directors

          The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required to approve this Proposal. Unless marked otherwise, proxies received will be voted "FOR" the approval of the Second Amendment to the Plan.

          If our stockholders do not approve this proposal, the Plan will remain in full force without giving effect to the Second Amendment, and the Company may continue to grant awards under the Plan.

          The Board believes that the Second Amendment is desirable to accomplish the objectives of the Plan and is in the best interest of our stockholders. In particular, the increase in shares is intended to provide the Company with additional shares under the Plan that will enable the Company to provide an incentive to executive officers and other employees, aligning their compensation with shareholder value creation, and thereby helping the Company grow and the share price to increase over time.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information concerning the beneficial ownership of the shares of our common stock as of March 13, 2012, by (i) each person we know to be the beneficial owner of 5% or more of the outstanding shares of our common stock, (ii) each executive officer listed in the Summary Compensation Table, (iii) each of our directors, and (iv) all of our executive officers and directors as a group.

          Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by such stockholder. Except as otherwise indicated, the address of each of the persons in this table is c/o Guidance Software, Inc. 215 North Marengo Avenue, Suite 250, Pasadena, California 91101.

	Shares Beneficially Owned
Name of Beneficial Owners	Number	Percent(1)
Owners of 5% or More of Outstanding Shares
Shawn McCreight(2)	10,083,484	37.22
PRIMECAP Management Company(3)	2,555,300	9.43
RGM Capital, LLC(4)	2,877,263	10.62
Named Executive Officers:
Victor Limongelli(5)	794,497	2.88
Barry Plaga(6)	209,986	*
Larry Gill(7)	130,049	*
Mark Harrington(8)	163,760	*
Rasmus van der Colff(9)	78,545	*
Directors
Marshall Geller(10)	106,212	*
Jeff Lawrence(11)	100,905	*
Kathleen O'Neil(12)	97,505	*
Stephen Richards(13)	92,905	*
Robert van Schoonenberg(14)	101,905	*
Executive officers and directors as a group (17 persons)(15)	12,543,802	44.35

*
Represents less than 1%.

(1)
Applicable percentage ownership is based on 27,086,890 shares of common stock and unvested shares of restricted stock that were outstanding as of March 13, 2012. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares, subject to the applicable community property laws. Shares of our common stock subject to options currently exercisable, or exercisable within 60 days after March 13, 2012, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

(2)
Consists of 10,083,484 shares held by The McCreight Living Trust, of which Mr. McCreight and his spouse, Jennifer McCreight, are trustees. In their capacity as trustees, Mr. and Mrs. McCreight exercise all voting and investment power with respect to the shares owned by The McCreight Living Trust. Does not include 156,986 shares held by the McCreight Irrevocable Trust for which Mr. and Mrs. McCreight have no voting or investment power.

(3)
Information provided pursuant to a Schedule 13G form filed by PRIMECAP Management Company and Karen Chen, on February 13, 2012.

(4)
Information provided pursuant to a Schedule 13G form filed by RGM Capital, LLC and Robert G. Moses on February 14, 2012.

(5)
Includes 489,154 shares issuable upon the exercise of options, all of which will be vested and exercisable within 60 days after March 13, 2012.

(6)
Includes 67,500 shares issuable upon the exercise of options, all of which will be vested and exercisable within 60 days after March 13, 2012.

(7)
Includes 40,000 shares issuable upon the exercise of options, all of which will be vested and exercisable within 60 days after, March 13, 2012.

(8)
Includes 90,000 shares issuable upon the exercise of options, all of which will be vested and exercisable within 60 days after March 13, 2012.

(9)
Includes 16,500 shares issuable upon the exercise of options, all of which will be vested and exercisable within 60 days after March 13, 2012.

(10)
Includes 40,000 shares issuable upon the exercise of options, all of which will be vested and exercisable within 60 days after March 13, 2012, and includes 17,307 shares held in the name of Marshall S. Geller and Patricia Geller as Co-Trustees of the Geller Living Trust U/D/T dated July 26, 2002.

(11)
Includes 40,000 shares issuable upon the exercise of options, all of which will be vested and exercisable within 60 days after March 13, 2012, and includes 19,500 shares held in the name of the Lawrence-Troth Family Trust.

(12)
Includes 44,800 shares issuable upon the exercise of options, all of which will be vested and exercisable within 60 days after March 13, 2012.

(13)
Includes 40,000 shares issuable upon the exercise of options, all of which will be vested and exercisable within 60 days after March 13, 2012.

(14)
Includes 40,000 shares issuable upon the exercise of options, all of which will be vested and exercisable within 60 days after March 13, 2012, and includes 13,000 shares held in the name of the Robert van Schoonenberg Trust, dated March 11, 1998.

(15)
Includes an aggregate of 1,194,440 shares issuable upon the exercise of options granted to our executive officers and directors that are vested and exercisable within 60 days after March 13, 2012.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

        Based solely on our review of such forms furnished to us and written representations from such reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were substantially met in a timely manner.

        Information about our equity compensation plans at December 31, 2011 was as follows:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Stock Options	Weighted Average Exercise Price of Outstanding Stock Options	Number of Shares to be Issued Upon Vesting of Restricted Stock Awards	Number of Shares Remaining Available for Future Issuance
Equity compensation plans approved by our stockholders	3,376,461	$8.39	1,910,416	976,975

 COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

        This Compensation Discussion and Analysis explains our executive compensation philosophy, each element of our executive compensation program and the decisions made with respect to 2011 for our named executive officers ("NEOs"). Our 2011 NEOs consist of Victor Limongelli, President and Chief Executive Officer, Barry Plaga, Chief Financial Officer, Larry Gill, Senior Vice President, Worldwide Sales, Mark Harrington, General Counsel and Corporate Secretary and, Rasmus van der Colff, Vice President of Finance and Chief Accounting Officer.

        The Company is a leading global provider of digital investigative solutions. The Company's compensation philosophy is that compensation programs should be designed to attract, motivate and retain highly qualified employees. Historically, the Company has aimed to provide its employees with base salary to offer a degree of financial certainty and stability, annual incentive compensation to help motivate our employees to achieve annual short-term objectives, and equity incentive awards to reward the creation of stockholder value over the long term. Our philosophy, however, is to protect stockholder value by paying only for excellent performance by our employees and not to pay for sub-par performance.

        In May 2011, we held a stockholder advisory vote to approve the compensation of our named executive officers (the "say-on-pay proposal"). Our stockholders overwhelmingly approved the compensation of our named executive officers, with approximately 94% of stockholder votes cast in favor of the say-on-pay proposal. The Compensation Committee believes this affirms the stockholders' support of our approach to executive compensation, and did not change its approach in 2011. The Compensation Committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for the named executive officers. In addition, when determining how often to hold future say-on-pay proposals to approve the compensation of our named executive officers, the Board took into account the strong preference for a triennial vote expressed by our stockholders at our 2011 Annual Meeting. Accordingly, the Board determined that we will hold a say-on-pay proposal to approve the compensation of our named executive officers every three years.

Pay-for-Performance

        Pay for performance is an important component of the Company's compensation philosophy. Consistent with this focus, the Company's compensation program includes annual cash incentives and long-term equity incentives.

  Performance Objectives

        For executives who participate in the Company's annual cash incentive plan, which include Messrs. Limongelli, Plaga, Harrington and van der Colff, the Company measures the executive's performance based on corporate goals only with respect to Messrs. Limongelli and Plaga and both corporate and individual goals with respect to Messrs. Harrington and van der Colff. The corporate goals under this plan include a Financial Metric which consists of revenue recognized in accordance with accounting principles generally accepted in the United States ("GAAP") and non-GAAP operating income (as discussed further in the "Annual Cash Incentives" section of this Compensation Discussion and Analysis).

        Mr. Gill participates in the Company's commission plan which measures the executive's performance based on company and individual goals. The company goals under this plan include licensed product revenue and professional services revenue.

  2011 Performance and How Performance is Linked to Pay

        Based on our performance in 2011, we achieved the following objectives under our annual cash incentive plan:

  •
  Revenue was $104.6 million, which exceeded the median threshold established by the Compensation Committee of $98 million and exceeded the on target level established by the Compensation Committee of $ 99.95 million; and

  •
  Non-GAAP operating income was $6.6 million, which exceeded the median threshold established by the Compensation Committee of $2.25 million and exceeded the on target level established by the Compensation Committee of $3.75 million.

        As a result, bonus payouts to Messrs. Limongelli, Plaga, Harrington and van der Colff under the annual cash incentive plan were equal to 125% of the Financial Metric targeted amount. The bonus payout to Mr. Gill with respect to the licensed product revenue target was equivalent to 90% of his on target level for licensed revenue and 90% of his on target level for professional services revenue.

Shareholder Interest Alignment

        We believe that our compensation programs are strongly aligned with the long-term interests of our shareholders. We provide pay that is highly leveraged toward equity in order to align total compensation with shareholder interests by encouraging long-term performance. Equity represents a key component of the compensation of our NEOs as a percentage of total compensation. Specifically:

  •
  For our CEO, approximately 43% of total compensation in 2011 was in the form of equity; approximately 25% was base salary; and approximately 32% was short-term incentive; and

  •
  For our NEOs (other than the CEO), approximately 25% (on average) of total compensation in 2011 was in the form of equity; approximately 44% was base salary; and approximately 31% was short-term incentive.

Good Governance and Best Practices

        In furtherance of our objective of implementing policies and practices that are mindful of the concerns of our stockholders, (i) the Compensation Committee is comprised solely of independent directors, and (ii) the Compensation Committee retained an independent compensation consultant to provide it with advice on matters related to executive compensation, non-employee director remuneration and assistance with preparing compensation disclosure for inclusion in our SEC filings.

        The Company provides competitive pay opportunities that reflect best practices. The Compensation Committee continually reviews best practices in governance and executive compensation. In observance of such best practices, the Company:

  •
  Does not provide supplemental retirement benefits to the NEOs;

  •
  Does not provide perquisites to the NEOs unless they are generally available to all employees;

  •
  Does not provide extraordinary relocation payments to NEOs;

  •
  Maintains incentive compensation plans that do not encourage undue risk taking and align executive rewards with annual and long-term performance;

  •
  Has not engaged in the practice of re-pricing/exchanging stock options;

  •
  Does not provide for any "modified single trigger" severance payments to any NEO;

  •
  Does not provide any tax gross-up payments in connection with any Company compensation programs to any NEO;

  •
  Maintains an equity compensation program that has a long-term focus, including equity awards that generally vest over a period of four years.

Processes and Procedures for Considering Compensation

Compensation Committee Scope of Authority

        The Committee has authority: (1) to discharge the Board's responsibilities relating to compensation of the Company's executives, including by designing (in consultation with management or the Board), recommending to the Board for approval, and evaluating the compensation plans, policies and programs of the Company, and (2) to oversee the development and implementation of succession planning for Company senior management positions.

        In addition to the powers and responsibilities expressly delegated to the Committee in its charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company's bylaws. The powers and responsibilities delegated by the Board to the Committee in its charter or otherwise may be exercised and carried out by the Committee as it deems appropriate without requiring Board approval, and any decision made by the Committee, including any decision to exercise or refrain from exercising any of the powers delegated to the Committee, is at the Committee's sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee has and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee has the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Role of the Compensation Committee in Determining or Recommending Compensation

        The Committee, at least annually, reviews and approves corporate goals and objectives relating to the compensation of the Company's Chief Executive Officer (the "CEO"), evaluates the performance of the CEO in light of those goals and objectives, and determines and approves the compensation of the CEO based on such evaluation. The Committee has sole authority to determine the CEO's compensation. In addition, the Committee, at least annually, reviews and approves all compensation for all directors and for the Named Executive Officers, including any employment agreement, change in control arrangement, or severance arrangement for each Named Executive Officer. The Committee also reviews and approves annual corporate goals and objectives for our Named Executive Officers and evaluates performance of these officers in light of those goals and objectives and approves compensation for these officers based on such evaluations.

        The Committee periodically manages and reviews all annual bonus, long-term incentive compensation, equity award, employee pension and welfare benefit plans, including our 401(k) plan, long-term incentive plan, annual cash incentive plan and others. The Committee also establishes and periodically reviews policies concerning perquisite benefits. The Committee periodically reviews the Company's policy regarding compensation paid to the Company's executive officers in excess of limits deductible under Section 162(m) of the Code and determines the Company's policy with respect to change of control or "parachute" payments.

Role of the Chief Executive Officer in Determining or Recommending Compensation

        The CEO does not determine his compensation and, since the formation of the Committee, has not determined the compensation of the other Named Executive Officers. However, the Committee may request proposals from the CEO from time to time regarding incentive compensation targets or other compensation for any Named Executive Officers. In general, the CEO makes recommendations to the Compensation Committee regarding compensation changes for his direct reports and the Compensation Committee meets in executive session to discuss the CEO's annual compensation.

Compensation Consultant

        The Compensation Committee has the authority to engage the services of outside advisors, experts and others to assist the Compensation Committee.

        In 2010, the Compensation Committee engaged the services of Frederic W. Cook & Co. to advise the Compensation Committee on matters related to CEO and executive compensation, non-employee director remuneration and assistance with preparing compensation disclosure for inclusion in the Company's SEC filings, and considered those findings for purposes of determining the compensation of our Named Executive Officers for fiscal year 2011. Frederic W. Cook & Co. does not provide any other services to the Company or management other than work for the Compensation Committee on these matters. We consider Frederic W. Cook & Co. to be an independent consultant. However, in fulfilling its responsibilities, Frederic W. Cook & Co. may interact with management or the Company's other outside advisors to the extent necessary or appropriate.

Compensation Philosophy and Peer Group Review

        The Compensation Committee and the Company worked with Frederic W. Cook & Co to develop a list of comparative companies for purposes of establishing executive compensation for fiscal year 2010 which the Compensation Committee considered for purposes of establishing the compensation of our Named Executive Officers for fiscal year 2011. Compensation of the NEOs was compared by our compensation consultant to a blend of compensation data from nineteen publicly traded peer companies. The nineteen peer companies selected were in the software industry, had annual revenues ranging from $48 to $156 million, comparable pay models and served mainly business customers. These peer companies were: (i) Accelrys, Inc., (ii) Actuate Corp., (iii) American Software, Inc., (iv) ArcSight, (v) Callidus Software, Inc., (vi) Chordiant Software, Inc., (vii) Computer Programs & Systems, Inc., (viii) Double-Take Software, Inc., (ix) Echelon Corp., (x) Entrust, Inc., (xi) FalconStor Software, Inc., (xii) Interactive Intelligence, Inc., (xiii) OPNET Technologies, Inc., (xiv) Pervasive Software, Inc., (xv) Phoenix Technologies, Inc., (xvi) Smith Micro Software, Inc., (xvii) Sourcefire, Inc., (xviii) The Unica Corporation , (xix) VASCO Data Security International (the "2010 Market Study").

        The Company's goal is to attract and retain executives that are capable of executing our business and growth strategy. To this end, the Compensation Committee has designed our executive compensation program so that achieving the target total compensation level (consisting of base salary and annual incentive compensation and equity grants) requires attaining strategic objectives, corporate performance goals and individual goals. Base salary is the non-variable portion of the compensation of our Named Executive Officers. Our annual cash bonuses aim to compensate executives for annual performance of the Company in a given reporting year, while equity compensation is designed to compensate corporate executives for long-term growth and performance of the Company in a manner that maximizes shareholder value. The Company's compensation philosophy is that target total compensation level (consisting of base salary and annual incentive compensation and equity grants) should, approximate the fiftieth percentile, when measured against comparable executives at peer group companies, with individual variations for specific NEOs in a given fiscal year reflecting their experience, role, ability to affect future results, and previous compensation levels in the case of recent hires. For

2011, target total compensation for individual NEOs, when measured against the peer group in the 2010 Market Study, were as follows:

			Peer Group Total Direct Compensation Percentiles ($000)			Guidance Software Variance from Peer Group (%)
		2011 Target Direct Compensation ($000)
Name	Position		25th	Median	75th	25th	Median	75th
Victor Limongelli	CEO and President	$1,465	$1,212	$1,468	$1,632	21%	0%	(10)%
Barry Plaga	CFO	$818	$558	$646	$888	47%	27%	(8)%
Larry Gill	SVP Sales	$661	$519	$557	$732	27%	19%	(10)%
Mark Harrington	GC and Corp. Sec.	$540	$528	$612	$806	2%	(12)%	(33)%
Rasmus van der Colff	VP Finance & CAO	$491	$440	$480	$549	12%	2%	(11)%

        In keeping with the Company's compensation philosophy, the Compensation Committee intends to target total target direct compensation of our NEOs to approximate the fiftieth percentile of peer companies. In January, 2011, after reviewing the 2010 Market Study and in consideration of company and individual performance, the Compensation Committee decided to adjust the base salary and annual target bonuses of our NEOs for 2011. As a result, the average 2011 target total direct compensation of our NEOs, as a group, approximates the median of the peer group, with variances related to the relative market capitalization of the Company to its peers and variances of specific NEOs in a given fiscal year reflecting their experience, role, ability to affect future results, and previous compensation levels in the case of recent hires.

Base Salaries

        Base salaries for Named Executive Officers are set with regard to the individual's position within the Company and the individual's current and sustained performance results. Base salary levels, and any increases or decreases to those levels for each executive, are reviewed annually by the Compensation Committee, and may be adjusted based on factors such as the overall performance of the Company, new roles and/or responsibilities assumed by the executive, the performance of the executive's area of responsibility, the executive's significant impact on strategic goals, the length of service with the Company, or revisions to the Company's compensation philosophy. In January 2011, after reviewing the 2010 Market Study and relevant Company performance in 2010, the Compensation Committee decided to increase the base salaries of each NEO for 2011. In January, 2012, after reviewing the 2010 Market Study and relevant Company performance in 2011, the Compensation Committee decided to increase the base salary of Mr. Harrington effective April 1, 2012 and keep the base salaries unchanged for Messrs. Limongelli, Plaga, Gill and van der Colff for 2012. Base salaries for 2010, 2011 and 2012 are summarized below:

	Base Salary
Name	2012	2011	2010
Victor Limongelli	$395,000	$395,000	$350,000
Barry Plaga	$335,000	$335,000	$325,000
Larry Gill	$260,000	$260,000	$250,000
Mark Harrington	$270,000	$260,000	$235,000
Rasmus van der Colff	$279,000	$279,000	$269,000

Annual Cash Incentives

        In addition to base salaries, the Compensation Committee believes that annual performance-based incentives play an important role in providing incentives to our executives to achieve and exceed short-term performance goals. Annual cash incentives for Named Executive Officers in 2011 were targeted to fall within the fiftieth to seventy-fifth percentile of comparable levels of our peer groups in the 2010 Market Study. Each year, the Compensation Committee establishes a range of cash incentive bonus opportunities for the Company's managers ("Target Annual Incentives"), including the Named Executive Officers. The Compensation Committee then works with the CEO to develop individual performance goals that are set at levels the Compensation Committee believes are challenging, but possible, for the Named Executive Officers to achieve. The amounts of annual cash incentives increase to the extent the Company and the individual meet and exceed performance expectations.

        At the end of each year, the Committee measures the level of achievement for each corporate and/or individual performance goal and awards credit for the achievement of goals as a percentage of the Target Annual Incentive. Final determinations as to annual cash incentive levels are then based on the achievement of applicable goals. Actual incentives are generally paid to the executives in the first quarter of the subsequent fiscal year.

Annual Cash Incentive Plan—Messrs. Limongelli and Plaga

        For 2011, the Compensation Committee established a Target Annual Incentive for Messrs. Limongelli and Plaga, based on the following:

  (1)
  100% of the Target Annual Incentive consisted of the Company's achievement of certain financial targets (collectively, the "Financial Metric"), which consisted of the following:

  (a)
  50% of the Financial Metric was based on a sliding scale depending on the Company's achievement of revenue recognized in accordance with GAAP ("Revenue"), and

  (b)
  50% of Financial Metric was based on a sliding scale depending on the Company's achievement of non-GAAP operating income ("Non-GAAP Operating Income").

        In 2011, the calculation of the Company's operating income for purposes of the Non-GAAP Operating Income target and to measure actual performance against such target were adjusted to exclude share-based compensation, amortization of intangibles, expenses associated with acquisition activity and one-time non-recurring expenses related to a sales tax audit. This calculation is intended to improve alignment with stockholders' interests and ensure that events outside the control of the executives do not unduly influence the achievement of the operating income performance metric.

Annual Cash Incentive Plan—Messrs. Harrington and van der Colff

        For 2011, the Compensation Committee established a Target Annual Incentive for Messrs. Harrington and van der Colff, based on the following:

  (1)
  75% of the Target Annual Incentive consisted of the Financial Metric, which consisted of the following:

  (a)
  50% of the Financial Metric was based on a sliding scale depending on the Company's achievement of Revenue, and

  (b)
  50% of Financial Metric was based on a sliding scale depending on the Company's achievement of Non-GAAP Operating Income, and

  (2)
  25% of the Target Annual Incentive was based on the extent of successful completion of the operational goal of Messrs. Harrington and van der Colff, respectively, which we refer to as the Management By Objective Metric (the "MBO Metric").

Financial Metric

        For the Financial Metric, a sliding scale was adopted whereby the initial threshold payment was 12.5%, the median threshold payout was 50%, the target payout was 100% and the maximum payout was 175% of the Financial Metric portion of an executive's Target Annual Incentive, calculated as follows:

  •
  50% of the Financial Metric was based on a sliding scale depending on the Company's achievement of Revenue, and

  •
  50% of the Financial Metric was based on a sliding scale depending on the Company's achievement of Non-GAAP Operating Income.

        The Revenue component and Non-GAAP Operating Income component were independent of each other. The initial threshold for requiring any payment of the Revenue component by the Company was achievement of $97,000,000 in Revenue and, the initial threshold for requiring any payment of the Non-GAAP Operating Income component by the Company, was achievement of $1,500,000 in Non-GAAP Operating Income. A payout of 12.5% of the Financial Metric could have been achieved by the executive if the Company achieved the initial threshold of either the Revenue component or the Non-GAAP Operating Income component but did not achieve the initial threshold of the other component. The median threshold payout of the Revenue component was for Revenue greater than $98,000,000 and the median threshold of the Non-GAAP Operating Income component was for Non-GAAP Operating Income of at least $2,250,000, the achievement of which would result in a payout of 50% of the Revenue component and Non-GAAP Operating Income component for each executive. The target payout of 100% of the Financial Metric could have been achieved if the Revenue component was $99,950,000 and Non-GAAP Operating Income component was $3,750,000. The maximum payout of 175% could have been achieved if the Revenue component was at least $113,000,000 and the Non-GAAP Operating Income component was at least $11,500,000.

        For 2011, the Company's actual Revenue was $104.6 million and Non-GAAP Operating Income was $6.6 million which using the sliding scale adopted by the Company, correlated into a 125% payout of the on target Revenue amount and 125% of the Non-GAAP Operating Income amount of the Financial Metric described above. As a result, 125% of the Financial Metric amount of the Target Annual Incentive was paid to each of the executives for 2011 performance and resulted in a payment of $493,750 to Mr. Limongelli, $259,625 to Mr. Plaga, $121,875 to Mr. Harrington and $104,625 to Mr. van der Colff, related to the Financial Metric.

        2011 Annual Cash Incentive Plan Financial Metric

		Components of Financial Metric
Name	2011 Financial Metric Target	Target Revenue Component	Revenue Achievement (125%)	Non-GAAP Operating Income Target Component	Non-GAAP Operating Income Achievement (125%)	Actual 2011 Financial Metric Payment
Victor Limongelli	$395,000	$197,500	$246,875	$197,500	$246,875	$493,750
Barry Plaga	$207,700	$103,850	$129,812	$103,850	$129,813	$259,625
Mark Harrington	$97,500	$48,750	$60,937	$48,750	$60,938	$121,875
Rasmus van der Colff	$83,700	$41,850	$52,312	$41,850	$52,313	$104,625

MBO Metric

        The MBO Metric was structured as follows: 100% of the MBO Metric was payable if the executive achieved the operational goal established for such executive and 0% of the MBO Metric was payable if the executive did not achieve the operational goal.

        The individual operational goal of the Named Executive Officers is a dynamic, short-term goal that is specific to the individual's area of responsibility and aligned with the Company's strategic plan, including goals relating to items such as obtaining new customers, cost and expense levels, timely completion of tasks within the NEO's business division, and satisfactory individual performance. The Company believes that these targets are attainable only with significant effort by the NEO while remaining realistic.

        Messrs Harrington and van der Colff each achieved their respective 2011 operational goal related to the MBO Metric, resulting in an additional cash payment of $32,500 to Mr. Harrington and $27,900 to Mr. van der Colff.

Commission Plan—Mr. Gill

        Upon Mr. Gill's promotion to Senior Vice President of Sales in 2008, in lieu of the annual cash incentive plan applicable to the other Named Executive Officers as described above, Mr. Gill became eligible to participate in a commission-based plan that included an On Target incentive (rather than an MBO Metric or Financial Metric). The On Target incentive consisted of a commission component based on licensed product revenues based on the achievement of certain quarterly and annual overall Company revenue targets. For 2011, Mr. Gill's target amount for the On Target incentive was $301,000, consisting of $267,000 related to annual commissions for software revenue sales and $34,000 related to quarterly sales of services and training over an established threshold. The On Target commission component was based on a sliding scale related to the extent the Company achieved licensed product and services revenue goals in 2011. Using this model, Mr. Gill's On Target commission would have been payable to him if the Company had achieved approximately $46,200,000 in annual license revenue, $18,000,000 in annual services revenue and $8,000,000 in annual training revenue. Mr. Gill's commission plan relating to license revenue included a minimum payout of 0% if the Company achieved no license revenue and 100% payout if the Company had achieved $46,200,000 in license revenue. There was no cap on the amount of total commission-based compensation that Mr. Gill could have achieved in 2011; however, the commission rate applicable to additional revenue over $46,200,000, was capped at 2% for software revenue above that amount. In addition, Mr. Gill was eligible to receive a flat 1.5% commission on professional services revenue that exceeded a threshold of $4,000,000 in each quarter of 2011 and a flat 1.0% commission on training revenue that exceeded quarterly thresholds of $1,800,000, $1,700,00, $2,000,000 and $2,100,000, respectively, in 2011.

        Mr. Gill earned a total of $222,645 in commissions for 2011 performance. In particular, licensing revenues for purposes of commission payment calculations 2011 were $41,934,396, which correlated into commissions of $203,378. Professional Services revenues in the first quarter of 2011, exclusive of certain offsets, were $5,090,920, exceeding the quarterly threshold by $1,090,920 and resulting in a commission payment of $16,364 to Mr. Gill, while Professional Services revenues in the second, third and fourth quarters of 2011 did not exceed the quarterly thresholds and therefore did not result in additional commission payments to Mr. Gill. Training revenues in the second and fourth quarters of 2011 exceeded thresholds by a cumulative total of $290,390, resulting in a commission payment of $2,903 to Mr. Gill, while thresholds in the first and third quarters of 2011 were not exceeded and did not result in further commission payments.

Summary

        The following are the target and actual annual cash incentive payments for the Named Executive Officers in 2011:

Name	2011 Target Annual Incentive Bonus	2011 Actual Annual Incentive Bonus(1)
Victor Limongelli	$395,000	$493,750
Barry Plaga	$207,700	$259,625
Larry Gill	$301,000	$222,645	(2)
Mark Harrington	$130,000	$154,375
Rasmus van der Colff	$111,600	$132,525

(1)
The payment of the Target Annual Incentive also required that Messrs. Limongelli, Plaga, Harrington and van der Colff remain employed as of December 31, 2011. Actual incentive bonuses for 2011 were paid on February 17, 2012.

(2)
Mr. Gill's actual incentive bonus consisted of the payment of $222,645 in sales commissions under the commission plan entered into between Mr. Gill and the Company during 2011.

Long-Term Incentives

        For certain of the Named Executive Officers, long-term incentives consist of stock options or restricted stock. Restricted stock and stock options generally vest in equal installments over four years and stock options are priced at the closing price of our common stock on the date of grant, and generally expire ten years after the grant date. In 2011, we did not base our equity grants on the achievement or attainment of specific or aggregate numerical performance targets other than to plan that grants, when combined with other forms of compensation, target total compensation that, in the aggregate, is aimed to be at the median of compensation with our peer group. Executives have been provided an equity grant at the time of hire and subsequent awards have been discretionary and tied to the Compensation Committee's assessment of the individual's performance and criticality to future success, historical equity grants and holdings, and cash compensation, with the intent to target total compensation at the median of our peer group. As a result, the relative size of equity awards may vary significantly among our NEOs depending on the performance, experience and contributions of the individual executive.

        In 2011, the Board considered a number of specific factors in determining the equity award for Mr. Limongelli, which included the following: (i) Company performance, (ii) individual performance, (iii) 2010 Market Study peer group capital adjusted grant sizes at the median and seventy-fifth percentiles, (iv) the retention value (or lack thereof) of prior performance based grants awarded by the Board in 2007, (v) incentives to achieve long-term strategic objectives, and (vi) the relative size of grants to the CEO's direct reports. The Board also considered several types of equity awards and concluded that restricted stock awards would more closely match the relative performance of the Company's stock over time when compared to other forms of equity awards. Based on such factors, in 2011, the Compensation Committee granted Mr. Limongelli 97,543 shares of restricted stock. Each award vests in equal installments on January 25, 2012, 2013, 2014 and 2015, so long as Mr. Limongelli remains an employee of the Company on each vesting date, subject to accelerated vesting in the event of an Acquisition of the Company (as described below).

        Based on the Compensation Committee's assessment of the individual's performance and criticality to future success, historical equity grants and holdings, and cash compensation, the Compensation Committee granted restricted stock awards as incentive compensation to the following executives: (i) 14,451 shares of restricted stock to Mr. Gill; (ii) 39,740 shares of restricted stock to Mr. Plaga;

(iii) 21,676 shares of restricted stock to Mr. Harrington; and (iv) 14,451 shares of restricted stock to Mr. van der Colff. These restricted stock awards generally vest in equal installments on January 25, 2012, 2013, 2014 and 2015, so long as the Named Executive Officer remains an employee of the Company on each vesting date, subject to accelerated vesting in the event of an Acquisition of the Company (as described below). In making its equity grant decisions, the Committee uses restricted stock award grants for each Named Executive Officer to reflect the relative impact that the Named Executive Officer's performance has in achieving an increase in shareholder value.

Welfare Benefits

        The Named Executive Officers are eligible to participate in the same medical, dental, life, disability and accident insurance programs that are available to our U.S.-based employees.

Savings Plans

        Our 401(k) savings plan is structured to compete with the combination of defined benefit and defined contribution plans offered to all employees by peer group companies. Plans offered only to top executives at peer group companies were not included in the competitive analysis. Our 401(k) savings plan provides a Company match of up to 3% of cash compensation corresponding to one-half the amount contributed by the participant. All investment options in these plans are market-based; there are no "above-market" or guaranteed rates of return offered in these plans.

Employment, Severance and Change of Control Agreements

        We have entered into employment agreements with certain Named Executive Officers to help provide stability and security and encourage them to remain with us. We also provide certain severance and/or change in control benefits to the Named Executive Officers in order to attract and retain them and to protect the interests of our stockholders. The employment agreements with Messrs. Limongelli and Plaga provide for severance payments and benefits in the event that the executive's employment with us terminates under certain circumstances. In addition, in 2009, in order to retain and recruit qualified employees, the Board approved a severance policy ("Severance Plan") that is generally applicable to the employees of the Company and its Named Executive Officers and authorized management of the Company to amend the employment agreements with certain Named Executive Officers who elect to participate in the Plan. Messrs. Gill, Harrington and van der Colff elected to participate in the Severance Plan and the Company amended their employment agreements accordingly. These arrangements include severance and/or change of control benefits, among other things, the terms of which are described below in more detail under the caption "Potential Payments upon Termination and/or Change in Control at Fiscal Year End 2011."

        Stock options granted under the Plan since its inception, have generally been subject to fully accelerated vesting in the event that an Acquisition (as defined in the Second Amended and Restated Plan) of the Company occurs, provided that the holder continues to be a service provider until the Acquisition. Restricted stock awards granted pursuant to the Plan include the same accelerated vesting provisions.

Perquisites

        There are no perquisites available to the Named Executive Officers. The Named Executive Officers have access to the same facilities and workplace amenities as do all of our employees.

Impact of Tax and Accounting

        As a general matter, the Compensation Committee takes into account the various tax and accounting implications of the compensation vehicles employed by the Company.

        When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee examines the accounting cost associated with the grants. Under ASC Topic 718, grants of stock options and restricted stock awards result in an accounting charge for the Company equal to the grant date fair value of those securities. For restricted stock, the accounting cost is generally equal to the fair market value of the underlying shares of common stock on the date of the award. The cost is then amortized over the requisite service period. With respect to stock options, the Company calculates the grant date fair value based on the Black-Scholes model with an adjustment for possible forfeitures and amortizes that value as compensation expense over the vesting period. The Company uses a binomial methodology (Monte-Carlo Simulation) for awards with market conditions. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

        Section 162(m) of the Internal Revenue Code places a $1 million limit on the amount of compensation that we may deduct for tax purposes in any year with respect to each of our Named Executive Officers, other than our Chief Financial Officer, except that performance-based compensation that meets applicable requirements is excluded from the $1 million limit. When warranted due to competitive or other factors, the Compensation Committee may in certain circumstances award compensation that exceeds the deductibility limit under Section 162(m) or otherwise pay non-deductible compensation.

        Section 409A of the Internal Revenue Code requires that "nonqualified deferred compensation" be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, we endeavor to design and administer our compensation and benefits plans and programs for all of our employees and other service providers, including the Named Executive Officers, either without any deferred compensation component, so that they are either exempt from Section 409A, or in a manner that satisfies the requirements of Section 409A.

Policies Relating to Our Common Stock

Equity Awards Practices

        Executives receive long-term equity awards pursuant to the terms of the Second Amended and Restated Plan, which was approved by the Company's stockholders. Awards may also be granted outside of the plan to the extent those grants are permitted by the rules of the NASDAQ Stock Market. The Compensation Committee administers the equity plan and establishes the rules for all awards granted thereunder, including grant guidelines, vesting schedules and other provisions. The Board of Directors or the Compensation Committee reviews these rules periodically and considers, among other things, the interests of the stockholders, market conditions, information provided by independent advisors, performance objectives and recommendations made by the Chief Executive Officer. The Company does not have a formal program establishing minimum equity ownership guidelines of its Named Executive Officers.

        The Compensation Committee or the Board of Directors reviews awards for all employees. The Board of Directors has established a process where either the Board of Directors or the Compensation Committee reviews the recommendations of the Chief Executive Officer for executives and other employees, modifies the proposed grants in certain circumstances, and approves the awards, effective as of the date of its approval. Since the beginning of 2006, the Board of Directors or Compensation Committee's general practice with respect to equity award grants has been to grant stock options and restricted stock awards on the dates of our four quarterly board meetings, which dates are established by the end of January of the applicable year. Our time-vesting options and restricted stock vest in annual installments over a period of four years commencing on or around the first anniversary of the date of grant.

        The exercise price of stock option grants is set at no less than 100% of the closing market price of a share of Company common stock on the date of grant of the option. The Company has not approved stock option grants by unanimous written consent.

Insider Trading Policy

        Our insider trading policy prohibits all directors, employees and their family members from purchasing or selling any type of security, whether the issuer of that security is the Company or any other company, while aware of material, non-public information relating to the issuer of the security or from providing such material, non-public information to any person who may trade while aware of such information. The insider trading policy also prohibits directors and employees from engaging in short sales with respect to our securities, purchasing or pledging Company stock on margin and entering into derivative or similar transactions (i.e. puts, calls, options, forward contracts, collars, swaps or exchange agreements) with respect to our securities. We also have procedures that require trades by executive officers and directors to be pre-cleared by appropriate Company personnel.

EXECUTIVE COMPENSATION

Our Executive Officers

        The following table sets forth information as to persons who constitute our NEOs as of December 31, 2011:

Name	Age	Position(s)
Victor Limongelli	45	President, Chief Executive Officer and Director
Barry Plaga	50	Chief Financial Officer
Larry Gill	43	Senior Vice President, Worldwide Sales
Mark Harrington	45	General Counsel and Corporate Secretary
Rasmus van der Colff	46	Vice President, Finance and Chief Accounting Officer

        For information regarding Mr. Limongelli, see "Proposal 1—Election of Directors."

        Barry Plaga has served as Chief Financial Officer since October 31, 2008. He was formerly Vice President of Financial Global Processes at Sun Microsystems, Inc. (NASDAQ: JAVA), where he reported to the Chief Financial Officer, and where he oversaw financial planning and forecasting, finance program management, and the finance components of Sun's Oracle ERP project. Previously he served for six years as chief financial officer of SeeBeyond Technology Corporation (NASDAQ: SBYN), where he was responsible, in addition to his core finance and accounting role, for mergers and acquisitions, legal, information technology, human resources, administration, and facilities. Prior to SeeBeyond, Mr. Plaga served as Chief Financial Officer of Activision, Inc. (NASDAQ: ATVI) for two years, and as Vice President of Finance and Chief Accounting Officer at Activision for six years before that. Mr. Plaga is a Certified Public Accountant with graduate and undergraduate degrees from the University of Southern California.

        Larry Gill has served as our Senior Vice President of Sales since July 2008 and he formerly served as our Vice President of Marketing since November 2006. Prior to joining the Company, he served as Marketing Director for Aspen Technology Inc. and previously as the Vice President of Marketing and Sales for Petrolsoft Inc., a privately held software technology company. Mr. Gill began his career as a sales and marketing manager with Oce-USA, Inc. after serving two combat tours as a Captain in the United States Marine Corps. Mr. Gill holds a bachelor's degree from the University of Colorado and is a certified as a Product Manager/Marketer by Pragmatic Marketing, the industry standard for technology Product Management and Marketing best practices.

        Mark E. Harrington has served as General Counsel since January 2006 and as Corporate Secretary since December 2007. Prior to his appointment as Corporate Secretary, he served as Assistant Corporate Secretary from June 2005 to December 2007 and prior to his appointment as General Counsel, he held the position of Associate General Counsel from August 2004 until December 2005. Prior to joining Guidance, Mr. Harrington served as a Senior Attorney and Division General Counsel for the Networking Software Division of Intel Corporation (NASDAQ: INTC). From June of 1997 until August 2000, Mr. Harrington served as Senior Counsel for Trillium Digital Systems, Inc., a telecommunications software developer that was purchased by Intel in August of 2000. Mr. Harrington started his career after law school working at the law firm of Munger, Tolles & Olson. Mr. Harrington received a J.D. from Southwestern University School of Law and a B.S. in English with an emphasis in Business Administration, from the University of California at Los Angeles.

        Rasmus van der Colff has served as our Vice President Finance and Chief Accounting Officer, since March 2009. Prior to joining the Company, he served as Vice President, Corporate Controller and Chief Accounting Officer for THQ, Inc. (NASDQ: THQI), where he oversaw worldwide accounting, financial reporting and tax. Prior to THQ, Inc. he served two years at Sun Microsystems as Director of Global Accounting, where he was responsible for overseeing the worldwide accounting organization.

Previously he served as Vice President Finance and Chief Accounting Officer for SeeBeyond Technology Corporation (NASDAQ: SBYN), overseeing worldwide accounting, financial reporting and tax. Prior to SeeBeyond, he served as Vice President Finance for Activision, Inc. (NASDAQ: ATVI) for three years and Corporate Controller for three years before that. Mr. van der Colff was also an auditor with KPMG in South Africa for four years. He is a Certified Public Accountant and holds a graduate degree from the University of South Africa and an undergraduate degree from the University of Pretoria, South Africa.

Summary Compensation Table

        The following table sets forth summary information concerning the compensation awarded to, paid to or earned by each of our NEOs for all services rendered in all capacities to us in 2011, 2010 and 2009:

Name	Year	Salary ($)	Bonus ($)		Restricted Stock Awards ($)(1)	Stock Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)
Victor Limongelli	2011	381,875	—		632,079	—	493,750	13,801
	2010	350,000	—		208,800	280,000	323,750	4,813
	2009	350,000	—		—	218,000	87,500	8,250
Barry Plaga	2011	332,083			257,515	—	259,625	4,971
	2010	325,000	—		156,600	210,000	185,000	—
	2009	325,000	—		—	—	50,000	2,438
Larry Gill	2011	257,083	—		93,642	—	222,645	15,068
	2010	250,000	—		78,300	112,000	169,783	2,867
	2009	250,000	—		196,000	—	66,695	6,476
Mark Harrington	2011	252,708			140,460	—	154,375	6,238
	2010	235,000	—		78,300	—	97,819	3,231
	2009	235,000	1,023	(5)	78,400	—	26,438	650
Rasmus van der Colff(6)	2011	276,083			93,642	—	132,525	8,295

(1)
Amounts represent the full grant date fair value of restricted stock granted during the applicable fiscal year calculated in accordance with Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC Topic 718. For additional information on the valuation assumptions for 2011, see Part II, Item 8 "Financial Statements and Supplementary Data" of our 2011 annual Report on Form 10-K and in the Notes to Consolidated Financial Statements at Note 13 "Share-Based Compensation."

(2)
Amounts represent the full grant date fair value of stock options granted during the applicable fiscal year calculated in accordance with ASC Topic 718.

(3)
Represents annual incentive award earned during the respective performance year and paid during the first quarter of the following year.

(4)
Represents Company contributions to the executive's 401(k) Savings Plan account and, for Messrs. Gill and Limongelli, the value of each executive's attendance at the annual President's Club retreat in 2011.

(5)
Represents the amount paid to the executive upon concluding the five-year anniversary of his employment with the Company.

(6)
Mr. van der Colff was not a named executive officer prior to 2011.

Fiscal Year 2011 Grants of Plan-Based Awards

	Estimated Future Payments Under Non-Equity Incentive Plan Awards Target(1)							All Other Stock Option Awards/ No. of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards(2)
						Stock Awards/ No. of Shares of Stock or Units (#)
Name	Threshold ($)	Target ($)		Maximum ($)	Grant Date
Victor Limongelli	49,375	395,000		691,250	1/25/2011
					1/25/2011	97,543	(3)	—	$674,998
Barry Plaga	25,963	207,700		363,475	1/25/2011
					1/25/2011	39,740	(3)	—	$275,001
Larry Gill	—	301,000	(4)	—	1/25/2011
					1/25/2011	14,451	(3)	—	$100,001
Mark Harrington	12,188	130,000		203,125	1/25/2011
					1/25/2011	21,676	(3)	—	$149,998
Rasmus van der Colff	10,463	111,600		174,375	1/25/2011
					1/25/2011	14,451	(3)	—	$100,001

All equity awards were granted under the Guidance Software, Inc. Second Amended and Restated 2004 Equity Incentive Plan.

(1)
Represents annual cash incentive opportunities based on 2011 performance. Earned amounts were approved by the Board on January 25, 2012 and paid by the Company on February 17, 2012. The amounts identified in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for 2011 are the actual amounts paid under the plan.

(2)
Amounts represent the full grant date fair value of restricted stock granted during the year ended December 31, 2011 calculated in accordance with ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in this column, see Part II, Item 8 "Financial Statements and Supplementary Data" of our 2011 annual Report on Form 10-K and in the Notes to Consolidated Financial Statements at Note 13 "Share-Based Compensation."

(3)
Restricted stock will vest in equal installments on each of January 25, 2012, 2013, 2014 and 2015.

(4)
For a more complete description of the commission plan with Mr. Gill, including how payouts are determined, see the "Commission Plan—Mr. Gill" section of the Compensation Discussion and Analysis section of this Proxy Statement.

Narrative Summary to Summary Compensation Table and Grants of Plan-Based Awards for Fiscal Year 2011 Table

Employment Agreements

        We have entered into "at-will" employment agreements with each of our Named Executive Officers. Each of the agreements states that the compensation of the executive will be reviewed annually by us. These agreements contain no specified term of employment, but rather may be terminated by either party at any time, with or without cause or notice. Each of these agreements contains customary provisions protecting our and our clients' intellectual property rights and confidential information. Additionally, all of the agreements other than Mr. Limongelli's agreement, require that all claims and disputes between such employees and us arising in connection with their employment agreements shall be subject to resolution through arbitration.

        Mr. Limongelli's employment agreement restricts him, for a period of two years following any termination of employment, (i) from soliciting our employees or consultants to terminate such relationships with us, and (ii) from soliciting any of our licensors, licensees or customers who are known to the executive with respect to any competitive products or services. The agreements covering Messrs. Plaga, Harrington, Gill and Mr. van der Colff provide that the executive may not compete with us while employed by the Company but do not contain prohibitions on the executive's ability to solicit our employees or customers upon termination.

        In December, 2007, the Company amended its "at-will" employment agreement with Mr. Limongelli upon his appointment as Chief Executive Officer and President on December 6, 2007. Mr. Limongelli's amended employment agreement specifies that he will receive an annual base salary at $350,000 and that the Board or committee will review his salary annually and may make adjustments in its discretion. In 2011, the Board increased the base salary of Mr. Limongelli to $395,000. The agreement also provides Mr. Limongelli with a target annual incentive opportunity of 100% of his base salary as described under "Annual Cash Incentives" in the preceding Compensation Discussion and Analysis. The agreement further permits Mr. Limongelli to receive other benefits and perquisites provided to the Company's other senior executives.

        Mr. Plaga's employment agreement provided for an annual salary of $325,000 and a targeted annual bonus of $200,000 upon his hiring in 2008. In 2011, the Board increased the base salary and targeted annual bonus of Mr. Plaga to $335,000 and $207,700, respectively.

        Our Named Executive Officers may be entitled to certain payments and benefits in the event of a qualifying termination of employment and/or change in control. A detailed discussion of these payments and benefits is set forth below under the section entitled "Potential Payments upon Termination or Change in Control at Fiscal Year End 2011."

Outstanding Equity Awards at Fiscal Year End 2011

        The following table sets forth summary information regarding the outstanding equity awards at December 31, 2011 granted to each of our Named Executive Officers.

	Option Awards							Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Victor Limongelli	30,930	—		—		4.54	2/6/2014
	293,224	—		—		4.54	4/20/2015
	40,000	—		—		10.75	7/31/2016
	15,000	—		—		12.94	2/28/2017
	50,000	50,000	(2)	—		3.74	3/23/2019
	25,000	75,000	(3)	—		5.22	2/10/2020
				500,000	(4)	12.80	12/5/2017
								1,969	(5)	12,759
								30,000	(6)	194,400
								97,543	(11)	632,079
Barry Plaga	37,500	12,500	(7)	—		2.85	10/31/2018
	18,750	56,250	(3)	—		5.22	2/10/2020
								12,500	(7)	81,000
								22,500	(6)	145,800
								39,740	(11)	257,515
Lawrence Gill	20,000	—		—		11.90	11/8/2016
	10,000	30,000	(3)	—		5.22	2/10/2020
								788	(5)	5,106
								5,000	(8)	32,400
								25,000	(9)	162,000
								11,250	(6)	72,900
								14,451	(11)	93,642
Mark Harrington	9,398	—		—		4.54	8/13/2014
	50,000	—		—		6.37	2/22/2016
	20,000	—		—		10.75	7/31/2016
	20,000	—		—		11.45	8/2/2017
								788	(5)	5,106
								10,000	(9)	64,800
								11,250	(6)	72,900
								21,676	(11)	140,460
Rasmus van der Colff	11,000	11,000	(10)	—		4.00	4/21/2019
								11,000	(12)	71,280
								7,500	(6)	48,600
								14,451	(11)	93,642

(1)
Value of shares based on Company's closing stock price of $6.48 on December 31, 2011.

(2)
Stock options scheduled to vest in two equal installments on each of March 23, 2012 and 2013.

(3)
25,000 stock options vested on February 10, 2012 and remaining 50,000 stock options scheduled to vest in two equal installments on each of February 10, 2013 and 2014.

(4)
Stock option vests, in 25% increments, only in the event that the closing trading price of the Company's common stock equals or exceeds $15.36, $17.92, $20.48 and $23.04 on each trading day during a period of at least 60 trading days during the term of the option.

(5)
Restricted stock scheduled to vest March 17, 2012.

(6)
One-third of restricted stock vested on February 10, 2012 and remaining restricted stock scheduled to vest in two equal installments on each of February 10, 2013 and 2014.

(7)
Restricted stock and stock options scheduled to vest on October 1, 2012.

(8)
Restricted stock scheduled to vest on July 1, 2012.

(9)
One-half of restricted stock vested on February 13, 2012 and remaining half of restricted stock scheduled to vest on February 13, 2013.

(10)
Stock options scheduled to vest in two equal installments on each of April 21, 2012 and 2013.

(11)
One-third of restricted stock vested on January 24, 2012, and remaining restricted stock scheduled to vest in three equal installments on each of January 25, 2013, 2014 and 2015.

(12)
Restricted stock scheduled to vest in two equal installments on each of April 21, 2012 and 2013.

Option Exercises and Vested Stock in Fiscal Year 2011

        The following table summarizes the option exercises and vesting of stock awards for each of our Named Executive Officers for the year ended December 31, 2011.

	Stock Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
Victor Limongelli	—	$—	111,969	$687,457
Barry Plaga	—	$—	20,000	$136,100
Larry Gill	—	$—	22,037	$167,421
Mark Harrington	10,602	$90,577	9,537	$70,396
Rasmus van der Colff	—	$—	8,000	$62,325

Potential Payments upon a Termination and/or a Change of Control

        Our Named Executive Officers may be entitled to certain payments and benefits in the event of a qualifying termination of employment and/or change in control.

Severance Terms with Mr. Limongelli

        Pursuant to Mr. Limongelli's employment agreement, as amended, in the event of a termination of his employment either by the Company without "Cause" or by Mr. Limongelli for "Good Reason" (each as defined in the agreement), subject to his execution of a general release of claims, Mr. Limongelli will be entitled to receive (i) a lump sum cash payment equal to the sum of his then-current base salary plus then-current target annual incentive bonus, and (ii) continued group healthcare coverage for himself and his dependents for twelve months, provided that he properly elects to continue those benefits under COBRA.

        On February 23, 2011, the Company entered into an Amended and Restated Employment Agreement with Mr. Limongelli, which provided, among other things, that Mr. Limongelli and the Company acknowledged that the terms of the Amended and Restated Employment Agreement or Mr. Limongelli's original employment agreement, as applicable, superseded and replaced in their entirety, with respect to Mr. Limongelli, the Guidance Software, Inc. Executive Retention and Severance Plan, adopted on April 20, 2005, and Mr. Limongelli's participation agreement thereunder, dated April 21, 2005.

Severance Terms with Mr. Plaga

        Pursuant to his employment agreement, subject to his execution of a general release of claims, Mr. Plaga is eligible to receive severance compensation in an amount equal to one year's base salary in the event that his employment with the Company is terminated by the Company without "Cause" (as defined in the employment agreement).

Severance Terms with Messrs. Gill, Harrington and van der Colff

        On or about November 9, 2009, the Company entered into an amendment to the employment agreement with each of Messrs. Gill, Harrington and van der Colff which generally provides that upon a termination of employment either by the Company without "Cause" or by the executive for "Good Reason" (each as defined in the amended employment agreement), subject to the execution of a general release of claims, the Company will pay the executive severance in an amount equal to the lesser of 12 months of the executive's then-current base salary or the amount of the involuntary separation pay limitation under Section 409A of the Internal Revenue Code ($490,000 in 2011), in accordance with the Company's Severance Plan.

Plan-Based Awards

        Pursuant to the terms of Mr. Limongelli's stock option granted on December 6, 2007 to purchase 500,000 shares, in the event that either (i) Mr. Limongelli's employment with the Company is terminated by the Company without "Cause" or by Mr. Limongelli for "Good Reason" or (ii) an "Acquisition" occurs (each as defined in the agreement) (the "Triggering Events"), the stock options will vest and become exercisable to the extent that the Company's closing stock price on the day immediately preceding the Triggering Event equals or exceeds the stock price target applicable to the various tranches.

        Stock options granted under the Second Amended and Restated Plan, including options granted to our NEOs, are subject to full accelerated vesting in the event that an Acquisition (as defined in the Second Amended and Restated Plan) occurs, provided that the holder continues to be a service provider until the Acquisition.

        Restricted stock awards granted pursuant to the Second Amended and Restated Plan include the same accelerated vesting provisions. In the event that an Acquisition (as defined in the Second Amended and Restated Plan) occurs, then, immediately prior to the Acquisition, the award of restricted stock will vest in full, provided that the holder continues to be a service provider until the Acquisition.

        The table below sets forth, as of December 31, 2011, the estimated current value of payments and benefits to each of the Named Executive Officers upon termination without cause or for good reason, a change of control, a qualifying termination within two years following a change of control or the death of the Named Executive Officer. The amounts shown assume that the triggering events occurred on December 31, 2011 and do not include (i) vested amounts that are disclosed in the preceding Outstanding Equity Awards at Fiscal Year End Table and (ii) other benefits earned during the term of the Named Executive Officer's employment and available to all employees, such as accrued vacation. These tables provide estimates of payments. None of the payments have actually been made to any of the executives.

Summary of Potential Payments upon Termination and/or a Change of Control

Triggering Event	Lump Sum Severance ($)	Accelerated Stock Options(1) ($)	Accelerated Restricted Stock(2) ($)	Continued Health Insurance Coverage(3) ($)	Total ($)
Victor Limongelli
Without Cause or for Good Reason (without Change of Control)	790,000	231,500	839,238	18,333	1,879,071
Without Cause or for Good Reason (with Change of Control)(4)	790,000	231,500	839,238	18,333	1,879,071
Change of Control(4)	—	231,500	839,238	—	1,070,738
Death(5)	—	—	486,000	—	486,000
Barry Plaga
Without Cause or for Good Reason (without Change of Control)	335,000	—	—	—	335,000
Without Cause or for Good Reason (with Change of Control)	335,000	116,250	484,315	—	935,565
Change of Control	—	116,250	484,315	—	600,565
Death	—	—		—	—
Larry Gill
Without Cause or for Good Reason (without Change of Control)	260,000	—	—	—	260,000
Without Cause or for Good Reason (with Change of Control)	260,000	37,800	366,049	—	663,849
Change of Control	—	37,800	366,049	—	403,849
Death	—	—	—	—	—
Mark Harrington
Without Cause or for Good Reason (without Change of Control)	260,000	—	—	—	260,000
Without Cause or for Good Reason (with Change of Control)	260,000	—	283,267	—	543,267
Change of Control	—	—	283,267	—	283,267
Death	—	—	—	—	—
Rasmus van der Colff
Without Cause or for Good Reason (without Change of Control)	279,000	—	—	—	279,000
Without Cause or for Good Reason (with Change of Control)	279,000	27,280	213,522	—	519,802
Change of Control	—	27,280	213,522	—	240,802
Death	—	—	—	—	—

(1)
This amount is calculated by aggregating the sums determined by multiplying, for each award, (x) the number of accelerated stock options times (y) the difference between the closing price per share ($6.48) of our common stock on December 31, 2011, and the option exercise price.

(2)
This amount is calculated by aggregating the sums determined by multiplying, for each award, (x) the number of shares subject to acceleration times (y) the closing price per share ($6.48) of our common stock on December 31, 2011.

(3)
For Mr. Limongelli, amounts represent the present value of the aggregate COBRA payments with an estimated 7% premium increase every 12 months, commencing at every September 1st.

(4)
This amount excludes unvested performance-based stock options held by Mr. Limongelli. These options would not have vested if a change in control or involuntary termination of employment occurred on December 31, 2011.

COMPENSATION COMMITTEE MATTERS

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee was an officer or employee of the Company during 2011, was previously an officer of the Company or had any relationship requiring disclosure by the Company under any paragraph under Item 404 of Regulation S-K.

Report of the Compensation Committee

        The Compensation Committee has reviewed and discussed the Company's Compensation Discussion and Analysis ("CD&A"), required by Item 402(b) of Regulation S-K, to be included in the Company's proxy statement on Schedule 14A ("Proxy"), and based on its review and discussions, the Committee recommends to the Board that the Company's CD&A be included in the Company's Proxy and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

        This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Company's Proxy into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        This report is furnished by the Committee.

                      COMPENSATION COMMITTEE

                      Robert van Schoonenberg (Chair)
                      Marshall Geller
                      Jeff Lawrence
                      Stephen Richards

DIRECTOR COMPENSATION

        Non-employee members of our Board receive a combination of cash and stock-based incentive compensation. Any board member who is also an employee of the Company does not receive separate compensation for service on the Board.

  Cash Compensation.

        For 2011, each non-employee director received an annual retainer of $40,000. On March 13, 2012, the Board increased the annual retainer for each non-employee director, to $45,000, effective May 9, 2012. In addition to the annual retainer, any non-employee director who also serves as chair of the Audit Committee receives an annual retainer of $18,000 and the non-employee chair of the Compensation Committee receives an annual retainer of $12,000. The chairman of the Nominating Committee receives an annual retainer of $7,500. In addition, each non-chair member of the Audit Committee receives an annual retainer of $8,000, each non-chair member of the Compensation Committee receives an annual retainer of $5,000 and each non-chair member of the Nominating Committee receives an annual retainer of $3,000. Our Lead Independent Director will also receive an annual retainer of $15,000.

        The compensation described above is conditioned on the director attending at least 75% of the applicable board of directors or committee meetings in each applicable year. Director fees are paid in quarterly installments to all non-employee directors in good standing on the payment date.

        Directors are also entitled to reimbursement of their expenses, in accordance with our policy, incurred in connection with attendance at board and committee meetings and conferences with our senior management.

  Equity Incentives.

        The Company encourages non-employee directors to own shares of the Company's stock and its Corporate Governance Guidelines provide that within five years of joining the Board, a director should hold a minimum number of Company shares that is equivalent in value to six times the then-current annual retainer for directors.

        The Second Amended and Restated Plan provides that commencing with the Company's 2009 annual meeting of stockholders, each individual who is a Non-Employee Director immediately prior to each annual meeting of stockholders and who continues to serve as a Non-Employee Director following such annual meeting will automatically be awarded, on the date of such annual meeting, a number of shares of restricted stock equal to the amount obtained by dividing (i) $75,000 by (ii) the fair market value of a share of Common Stock on the date of such annual meeting (the "Annual Restricted Stock"). A Non-Employee Director elected for the first time to the Board at an annual meeting of stockholders will not be entitled to receive an award of Annual Restricted Stock on the date of the annual meeting at which he or she is initially elected. To the extent otherwise eligible, members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will receive, at each annual meeting of stockholders after his or her retirement from employment with the Company, an award of Annual Restricted Stock.

        On April 22, 2010, the Board amended the Second Amended and Restated Plan to change the vesting schedule for formula grants of restricted stock awards to non-employee directors ("Non-Employee Directors") so that such grants will vest with respect to 100% of the shares subject thereto on the date that is one year after the grant date or the date of the next annual shareholder meeting, whichever date occurs first. Prior to the April 22, 2010 amendment, the historical practice of the Company had been to grant such awards to Non-Employee Directors upon their re-election to the Board that vest with respect to 25% of the shares subject to such award on each of the first four anniversaries of the date of grant, subject to the Non-Employee Director's status as a Non-Employee Director through each anniversary.

        On March 13, 2012, subject to approval by our stockholders pursuant to this proxy statement, the Board amended the Second Amended and Restated Plan as follows with respect to formula grants of restricted stock to Non-Employee Directors:

  •
  Annual Grant.  Commencing with the Company's annual meeting of stockholders at its 2012 Annual Meeting, in lieu of the Annual Restricted Stock award described above, (A) each individual who first becomes a Non-Employee Director (a "Newly Elected Non-Employee Director") at an annual meeting of stockholders and (B) each individual who is a Non-Employee Director immediately prior to each annual meeting of stockholders and who continues to serve as a Non-Employee Director following such annual meeting, in each case, will automatically be awarded, on the date of such annual meeting, a number of shares of restricted stock equal to the amount obtained by dividing (i) $80,000 by (ii) the fair market value of a share of Common Stock on the date of such annual meeting (the "Proposed Annual Restricted Stock"). Subject to the Non-Employee Director's continued service with the Company, each award of Proposed Annual Restricted Stock will vest in full upon the earlier to occur of (I) the first anniversary of the date on which such Annual Restricted Stock award was granted, and (II) the date of the Company's annual meeting of stockholders immediately following the Company's annual meeting of stockholders at which such Proposed Annual Restricted Stock award was granted. To the extent otherwise eligible, members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will receive, at each annual meeting of stockholders after his or her retirement from employment with the Company, an award of Proposed Annual Restricted Stock. For purposes of clarification, a Newly Elected Independent Director who first becomes a Non-Employee Director at an annual meeting of stockholders of the Company shall receive both a Proposed Annual Restricted Stock award and a Proposed Initial Grant (but not a Proposed Pro Rata Grant (as defined below)) on the date of such annual meeting of stockholders. A Newly Elected Independent Director who first becomes a Non-Employee Director on a date other than the date of an annual meeting of the Company's stockholders shall receive both a Proposed Initial Grant and a Proposed Pro Rata Grant (but not a Proposed Annual Restricted Stock award) on the date on which he or she initially becomes a Non-Employee Director.

  •
  Newly Elected Non-Employee Directors—Initial Grant and Pro Rata Grant.  Commencing with the Company's annual meeting of stockholders at its 2012 Annual Meeting, in lieu of not being entitled to receive an Annual Restricted Stock award upon election to the Board for the first time as described above, "Newly Elected Non-Employee Director" will automatically be awarded on the date on which such individual initially becomes a Non-Employee Director (the "Proposed Initial Grant Date") a number of shares of restricted stock equal to the amount obtained by dividing (i) $40,000 by (ii) the fair market value of a share of Common Stock on the Proposed Initial Grant Date (the "Proposed Initial Grant"). Subject to the Non-Employee Director's continued service with the Company, each Proposed Initial Grant award will vest with respect to 50% of the shares subject thereto on each of the first and second anniversaries of the date of grant.

    In addition to the Proposed Initial Grant award, commencing with the Company's annual meeting of stockholders at it 2012 Annual Meeting each Newly Elected Non-Employee Director who first becomes a Non-Employee Director on a date other than the annual meeting of stockholders will automatically be granted on the Proposed Initial Grant Date a number of shares of restricted stock equal to the product of (i) the amount obtained by dividing (A) $80,000 by (B) the fair market value of a share of Common Stock on the Proposed Initial Grant Date, multiplied by (ii) the amount obtained by dividing (x) 12 minus the number of full months that have elapsed from the immediately preceding annual meeting of stockholders of the Company to the Proposed Initial Grant Date, by (y) 12 (the "Proposed Pro Rata Grant"). Subject to the Non-Employee Director's continued service with the Company, each Proposed Pro Rata Grant award will vest in full on the date of the Company's annual meeting of stockholders immediately following the Proposed Initial Grant Date.

Director Compensation Table

        The following table shows compensation of the non-employee members of our board for 2011.

Name	Fees earned or paid in cash ($)	Restricted Stock Awards(1)(3) ($)	Stock Option Awards(1)(3) ($)	Total ($)
Marshall Geller	48,000	75,000	—	123,000
Jeff Lawrence	48,000	75,000	—	123,000
Kathleen O'Neil	65,500	75,000	—	140,500
Stephen Richards	63,000	75,000	—	138,000
Robert van Schoonenberg	63,000	75,000	—	138,000
Victor Limongelli(2)	—
Shawn McCreight(2)	—

(1)
Amounts represent the full grant date fair value of awards granted during 2011 calculated in accordance with Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC Topic 718. For additional information on the valuation assumptions, see Part II, Item 8 "Financial Statements and Supplementary Data" of our 2011 annual Report on Form 10-K and in the Notes to Consolidated Financial Statements at Note 13 "Share-Based Compensation."

(2)
Messrs. Limongelli and McCreight are employees of our Company and do not receive any compensation for their services as a director. The compensation received by Mr. Limongelli as an employee of our Company is shown in the Summary Compensation Table above.

(3)
The table below shows the aggregate numbers of restricted stock and stock option awards outstanding for each non-employee director as of December 31, 2011:

Name	Aggregate Restricted Stock Outstanding	Aggregate Stock Options Outstanding
Marshall Geller	21,237	40,000
Jeff Lawrence	19,362	40,000
Kathleen O'Neil	21,237	44,800
Stephen Richards	21,237	40,000
Robert van Schoonenberg	21,237	40,000

Certain Relationships and Related Transactions

        Other than as described below, since January 1, 2011, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $120,000 and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities or members of such person's immediate family had or will have a direct or indirect material interest. All transactions between us and any of our directors, executive officers or related parties are subject to review by our audit committee.

Guarantees

        Certain of our directors, officers and stockholders have guaranteed our operating leases and capital leases, including personal guarantees by Shawn McCreight and Jennifer McCreight. Shawn McCreight and Jennifer McCreight personally guarantee our $7 million lease agreement with The Walnut Plaza, our main Pasadena facility. Neither of these individuals has received compensation or has a reimbursement right from us for guaranteeing these leases.

COMPENSATION RISK ASSESSMENT

        The Company believes that our compensation policies and practices appropriately balance near-term performance improvement with sustainable long-term value creation, and that they do not encourage unnecessary or excessive risk taking. In 2011, the Compensation Committee and management conducted an extensive review of the design and operation of our compensation program and presented their findings to the Board. The review included an assessment of the level of risk associated with the various elements of compensation. Based on this review and assessment, the Company believes that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

STOCKHOLDER PROPOSALS

        Proposals of stockholders intended to be presented at our Annual Meeting of Stockholders to be held in 2013 must be received by us no later than November 23, 2012, which is 120 days prior to the first anniversary of the mailing date of this proxy statement, unless the date of the 2013 Annual Meeting of Stockholders is more than 30 days before or after the one-year anniversary of the 2012 Annual Meeting of Stockholders, in order to be included in our proxy statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. If the stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the Board of Directors for the 2013 Annual Meeting may exercise discretionary voting power regarding any such proposal.

ANNUAL REPORT

        Our Annual Report for the fiscal year ended December 31, 2011 will be mailed to stockholders of record as of March 13, 2012. Our Annual Report does not constitute, and should not be considered, a part of this Proxy.

        A copy of our Annual Report on Form 10-K will be furnished without charge upon receipt of a written request of any person who was a beneficial owner of our common stock on March 13, 2012. Requests should be directed to Guidance Software, Inc., 215 North Marengo Avenue, Suite 250, Pasadena, California 91101; Attention: Investor Relations.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

        All stockholders are urged to complete, sign, date and return the accompanying Proxy Card in the enclosed envelope.

By Order of the Board of Directors
Victor Limongelli President and Chief Executive Officer

March 23, 2012

APPENDIX 1

SECOND AMENDMENT TO

GUIDANCE SOFTWARE, INC.

SECOND AMENDED AND RESTATED
2004 EQUITY INCENTIVE PLAN

        THIS SECOND AMENDMENT TO GUIDANCE SOFTWARE, INC. SECOND AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN (this "Second Amendment"), dated as of [          , 2012], is made and adopted by Guidance Software, Inc., a Delaware corporation (the "Company"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

        WHEREAS, the Company maintains the Guidance Software, Inc. Second Amended and Restated 2004 Equity Stock Incentive Plan (the "Plan");

        WHEREAS, pursuant to Section 16 of the Plan, the Plan may be amended from time to time by the Company's Board of Directors; and

        WHEREAS, the Company desires to amend the Plan as set forth herein, subject to approval of this Second Amendment by the Company's stockholders.

        NOW, THEREFORE, BE IT RESOLVED, that the Plan be amended as follows:

1.
The second sentence of Section 3 of the Plan is hereby amended and restated in its entirety as follows:

          "Subject to the provisions of Section 15 hereof, the maximum aggregate number of Shares which may be issued upon exercise of such Options or Stock Purchase Rights is 11,588,313 Shares."

2.
The fifth sentence of Section 3 of the Plan is hereby amended and restated in its entirety as follows:

          "Subject to the limitations of this Section 3, Shares subject to awards under the Plan which are tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award shall be counted against the number of Shares available under the Plan and shall not be available for future grants of awards."

3.
The last sentence of Section 6(c) of the Plan is hereby amended and restated in its entirety as follows:

          "For this purpose, if the exercise price of an Option is reduced in accordance with Section 6(d) hereof, the transaction shall be treated as a cancellation of the Option and the grant of a new Option."

4.
The following new Section 6(d) of the Plan is hereby amended and restated in its entirety as follows:

          "(d) Subject to Section 15, the Administrator shall not, without the approval of the Company's stockholders, (i) authorize the amendment of any outstanding Option to reduce its price per share, or (ii) cancel any Option in exchange for cash or another award when the price per share of such Option exceeds the Fair Market Value of the underlying Shares. Subject to Section 15, the Administrator shall have the authority, without the approval of the Company's stockholders, to amend any outstanding award under the Plan to increase the price per share or to cancel and replace an award with the grant of an award having a price per share that is greater than or equal to the price per share of the original award."

5.
Section 13(e) of the Plan is hereby amended and restated in its entirety as follows:

          "(e)    Award of Restricted Stock to Independent Directors

            (i)    Annual Restricted Stock Award.    Commencing with the Company's 2012 annual meeting of stockholders (the "2012 Meeting"), (A) each individual who first becomes an Independent Director (the "Newly Elected Independent Director") at an annual meeting of stockholders of the Company and (B) each individual who is an Independent Director immediately prior to each annual meeting of stockholders of the Company and who continues to serve as an Independent Director following such annual meeting, in each case, shall automatically be awarded, on the date of such annual meeting, a number of Shares of Restricted Stock equal to the quotient obtained by dividing (x) $80,000 by (y) the Fair Market Value of a Share on the date of such annual meeting (the "Annual Restricted Stock"). To the extent otherwise eligible, members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will receive, at each annual meeting of stockholders after his or her retirement from employment with the Company, an Annual Restricted Stock award. Each Annual Restricted Stock award shall vest in full with respect to 100% of the Shares subject thereto on the earlier to occur of (A) the first anniversary of the date on which such Annual Restricted Stock award was granted, and (B) the date of the Company's annual meeting of stockholders immediately following the Company's annual meeting of stockholders at which such Annual Restricted Stock award was granted, in each case, subject to the Independent Director's continued status as a Service Provider through such date. For purposes of clarification, a Newly Elected Independent Director who first becomes an Independent Director at an annual meeting of stockholders of the Company shall receive both an Annual Restricted Stock award and an Initial Grant (but not a Pro Rata Grant (as defined below)) on the date of such annual meeting of stockholders. A Newly Elected Independent Director who first becomes an Independent Director on a date other than the date of an annual meeting of the Company's stockholders shall receive both an Initial Grant and a Pro Rata Grant (but not an Annual Restricted Stock award) on the date on which he or she initially becomes an Independent Director.

            (ii)    Newly Elected Independent Directors—Initial Restricted Stock Award.    Commencing with the 2012 Meeting, each "Newly Elected Independent Director" shall automatically be awarded, on the date on which such individual initially becomes an Independent Director (the "Initial Grant Date"), a number of Shares of Restricted Stock equal to the quotient obtained by dividing (x) $40,000 by (y) the Fair Market Value of a Share on the Initial Grant Date (the "Initial Grant"). Each Initial Grant award shall vest with respect to 50% of the Shares subject thereto on each of the first and second anniversaries of the Initial Grant Date, subject to the Independent Director's continued status as a Service Provider through each such anniversary.

            (iii)    Newly Elected Independent Directors—Pro Rata Restricted Stock Award.    Commencing with the 2012 Meeting, in addition to the Initial Grant award, each Newly Elected Independent Director who first becomes an Independent Director on a date other than the date of an annual meeting of the Company's stockholders shall automatically be awarded, on the Initial Grant Date, a number of Shares of Restricted Stock equal to the product of (i) the quotient obtained by dividing (x) $80,000 by (y) the Fair Market Value of a Share on the Initial Grant Date, multiplied by (ii) the amount obtained by dividing (x) 12 minus the number of full months that have elapsed from the immediately preceding annual meeting of stockholders of the Company to the Initial Grant Date, by (y) 12 (the "Pro Rata Grant"). Each Pro Rata Grant award shall vest in full with respect to 100% of the Shares subject thereto on the date of the Company's annual meeting of stockholders immediately following the Initial Grant Date, subject to the Independent Director's continued status as a Service Provider through such date."

6.
This Second Amendment shall be and is hereby incorporated in and forms a part of the Plan.

7.
All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.

*            *            *

        I hereby certify that the foregoing Second Amendment was duly adopted by the Board of Directors of Guidance Software, Inc. on March 14, 2012.

        Executed on this 14th day of March, 2012.

/s/ MARK E. HARRINGTON
Corporate Secretary

*            *            *

        I hereby certify that the foregoing Second Amendment was duly approved by the stockholders of Guidance Software, Inc. on [                    ], 2012.

        Executed on this        day of [            ], 2012.

/s/ MARK E. HARRINGTON
Corporate Secretary

GUIDANCE SOFTWARE, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 9, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Victor Limongelli, Mark Harrington or either of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Guidance Software, Inc. (the “Company”) held of record by the undersigned on March 13, 2012, at the Annual Meeting of Stockholders to be held at the Hilton Pasadena, 168 South Los Robles Avenue, Pasadena, CA 91101, San Marino Room, Lobby Level, on May 9, 2012, at 8:30 a.m. Pacific Time or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERTY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS AND POSTPONEMENTS THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

(Continued and to be signed on the reverse side)

The Board of Directors recommends a vote “FOR” the directors listed below and, a vote “FOR” Proposals 2 and 3.

1.

To elect six (6) directors for a one-year term to expire at the 2013 Annual Meeting of Stockholders. Our present Board of Directors has nominated and recommends for election as director the following persons:

	☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY for all nominees	☐	FOR ALL EXCEPT (see instructions below)

•    Shawn McCreight

•    Victor Limongelli

•    Jeff Lawrence

•    Kathleen O’Neil

•    Stephen Richards

•    Robert van Schoonenberg

(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the “Exceptions” box and write the name(s) of such nominee(s) on the space provided below.)

EXCEPTIONS

2.     To ratify the selection of Deloitte & Touche LLP as independent registered public accountants of the Company for the fiscal year ending December 31, 2012.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.     To approve the Company’s Second Amendment to its Second Amended and Restated 2004 Equity Incentive Plan, which includes, among other amendments, an increase in the number of shares of the Company’s common stock available for awards thereunder by an additional Two Million Five Hundred Thousand (2,500,000) shares.

☐	FOR	☐	AGAINST	☐	ABSTAIN

Dated:	, 2012

Signature

Signature

Title(s)

Note : Please sign your name exactly as it appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.